Exhibit (c)(5)

Project Olympic Discussion Materials Goldman, Sachs & Co. 23-Sep-2004

Table of Contents I. Process Overview II. Scott Management Financial Plan III. Benchmarking Analysis IV. Scott Market Update V. Scott Valuation Analysis VI. Illustrative Alternative Transactions VII. Scott Credit Analysis Appendix A: Discovery The following pages contain material provided to the Special Committee of Scott by Goldman Sachs. The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee and not with a view toward public disclosure under any securities laws or otherwise. The information contained in this material was obtained from Scott and public sources. Any estimates and projections contained herein have been prepared or adopted by the management of Scott, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Goldman Sachs does not take responsibility for any estimates and projections as described herein, or the basis on which they were prepared. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Scott as the Special Committee and, accordingly, neither the Special Committee, Goldman Sachs nor their respective legal advisors or accountants take any responsibility for the accompanying material when used by persons other than the Special Committee. Neither the Special Committee nor Goldman Sachs undertakes any obligation to update or otherwise revise the accompanying materials. Goldman Sachs does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Goldman Sachs.

I. Process Overview

Process Overview Price Performance and Spread Analysis
Scott Stock Price Performance EXCEL Spread and Trading Volume Analysis SOURCE copied at 22-Sep-2004 EXCEL SOURCE copied at 23-Sep-2004 01:39:43 : 04:49:54 : —— — Daily Trading Vol. (mm) Cum. Trading Vol. (mm) Cum. as % of Float 1.4 123.6 51.3% 2.0 122.3 50.7% 2.5 120.3 49.9% 1.2 117.8 48.8% 1.0 116.6 48.4% 2.3 115.6 47.9% 1.4 113.3 47.0% 1.9 111.9 46.4% 1.7 110.0 45.6% 2.5 108.3 44.9% 1.3 105.7 43.8% 0.8 104.4 43.3% 1.1 103.6 43.0% 3.2 102.5 42.5% 1.2 99.3 41.2% 1.5 98.1 40.7% 2.5 96.6 40.0% 4.7 94.1 39.0% 2.7 89.4 37.1% 1.3 86.7 35.9% 1.2 85.3 35.4% 0.9 84.1 34.9% 1.6 83.2 34.5% 1.5 81.6 33.8% 1.6 80.1 33.2% 1.8 78.6 32.6% 2.1 76.7 31.8% 5.1 74.6 30.9% 2.4 69.5 28.8% 5.8 67.1 27.8% 6.1 61.3 25.4% 4.3 55.3 22.9% 3.9 51.0 21.1% 6.8 47.1 19.5% 11.5 40.3 16.7% 28.8 28.8 11.9%
Source: FactSetEXCEL SOURCE copied at 23-Sep-2004 04:57:35 :
Note: Assumes float outstanding of 241mm shares.

Process Overview Summary of Key Events to Date
August 2004 — S M T W T F S
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31
September 2004 — S M T W T F S
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
October 2004 — S M T W T F S
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
31 Date Event / Action Item —— — August 2 # Public announcement of Peter offer —— — August 17 # Announcement of Special Committee advisors —— — August 18 # Organizational meeting —— — August 20 # Special Committee conference call —— — August 21 # Conference call with Jim Robbins and Bob Redella —— — August 25 # Scott management due diligence session —— — # Special Committee meeting (Atlanta, GA) August 26 # Meeting with Peter and Peter’s financial advisors — August 27 # Fitch Rating agency meeting (Chicago, IL) —— — August 31 # Special Committee investor discussion with Strong Capital —— — September 1 # Special Committee conference call —— — September 7 # Scott management due diligence session – operations —— — September 9 # Scott management due diligence session – revised LRP # Special Committee conference call September 13 # Special Committee investor discussion with Capital Research September 15 # Special Committee meeting (Chicago, IL) —— — September 17 # Scott management due diligence session (conference call) —— — September 23 # Special Committee meeting (New York, NY) —— — October 6 # Scott board meeting —— — October 29 # Scott earnings announcement

II. Scott Management Financial Plan

Scott Management Financial Plan

Summary of Plan

($ in millions)

	2004E	2005E	2006E	2007E	2008E	2009E
Residential Cable Revenue	$ 5,623.4	$ 6,228.9	$ 6,844.8	$ 7,454.6	$ 8,028.2	$ 8,564.3
% Growth	*11.1%*	*10.8%*	*9.9%*	*8.9%*	*7.7%*	*6.7%*
Scott Media Revenue	$ 420.6	$ 478.4	$ 548.7	$ 605.3	$ 674.9	$ 746.4
% Growth	*10.4%*	*13.7%*	*14.7%*	*10.3%*	*11.5%*	*10.6%*
Scott Business Services Revenue	$ 396.5	$ 488.7	$ 578.8	$ 676.1	$ 778.2	$ 889.1
% Growth	*25.5%*	*23.2%*	*18.4%*	*16.8%*	*15.1%*	*14.3%*
Total Revenue	**$ 6,440.5**	**$ 7,195.9**	**$ 7,972.4**	**$ 8,736.0**	**$ 9,481.2**	**$ 10,199.8**
% Growth	*11.8%*	*11.7%*	*10.8%*	*9.6%*	*8.5%*	*7.6%*
Residential Cable EBITDA	$ 1,990.5	$ 2,279.3	$ 2,580.6	$ 2,860.5	$ 3,124.6	$ 3,347.7
% Growth	*14.0%*	*14.5%*	*13.2%*	*10.8%*	*9.2%*	*7.1%*
Scott Media EBITDA	$ 242.9	$ 272.5	$ 313.9	$ 349.2	$ 392.8	$ 438.1
% Growth	*14.8%*	*12.2%*	*15.2%*	*11.3%*	*12.5%*	*11.6%*
Scott Business Services EBITDA	$ 222.6	$ 272.5	$ 332.6	$ 399.5	$ 472.1	$ 553.1
% Growth	*39.1%*	*22.4%*	*22.1%*	*20.1%*	*18.2%*	*17.2%*
Total EBITDA	**$ 2,456.0**	**$ 2,824.4**	**$ 3,227.1**	**$ 3,609.2**	**$ 3,989.5**	**$ 4,339.0**
% Growth	*16.0%*	*15.0%*	*14.3%*	*11.8%*	*10.5%*	*8.8%*
EBITDA Margin	*38.1%*	*39.2%*	*40.5%*	*41.3%*	*42.1%*	*42.5%*
Residential Cable Capex	$ 1,254.4	$ 1,202.7	$ 1,105.4	$ 979.1	$ 887.1	$ 817.0
% Growth	*–*	*(4.1)%*	*(8.1)%*	*(11.4)%*	*(9.4)%*	*(7.9)%*
Scott Media Capex	$ 13.7	$ 18.2	$ 24.8	$ 14.0	$ 14.0	$ 14.0
% Growth	*–*	*32.1%*	*36.4%*	*(43.5)%*	*0.0%*	*0.0%*
Scott Business Services Capex	$ 131.8	$ 127.9	$ 116.0	$ 134.0	$ 132.0	$ 130.0
% Growth	*–*	*(3.0)%*	*(9.3)%*	*15.5%*	*(1.5)%*	*(1.5)%*
Total Capex	**$ 1,400.0**	**$ 1,348.7**	**$ 1,246.2**	**$ 1,127.1**	**$ 1,033.1**	**$ 961.0**
% Growth	*–*	*(3.7)%*	*(7.6)%*	*(9.6)%*	*(8.3)%*	*(7.0)%*
Total Capex as % of Total Revenue	*21.7%*	*18.7%*	*15.6%*	*12.9%*	*10.9%*	*9.4%*

Note: Residential Cable includes High Speed Data and Telephony. % Growth is represented as year-over-year.
Source: Projections per Scott Long-Range Plan (07-Sep-2004)

Scott Management Financial Plan 5

Scott Management Financial Plan Total Revenue and EBITDA ($ in millions) Total Revenue 2004 — 2008 CAGR $10,162 Scott LRP (07-Sep-2004): 10.1%$9,223$9,481 $8,736 Scott Fall 2003 LRP:11.8%$8,307$7,972 $7,439$7,196 $6,503$6,441 20042005200620072008 Growth Rate for Scott LRP (07-Sep-2004) 11.8%11.7%10.8%9.6%8.5% Scott Fall 2003 LRPScott LRP (07-Sep-2004) EBITDA and EBITDA Margin 2004 — 2008 CAGR $4,184 $3,989 Scott LRP (07-Sep-2004): 12.9%$3,722 $3,609 Scott Fall 2003 LRP:14.4%$3,252$3,22741.2% $2,833$2,82442.1% 40.4%41.3% $2,446$2,45639.2%40.5% 38.1%39.2% 37.6%38.1% 20042005200620072008 Growth Rate for Scott LRP (07-Sep-2004) 16.0%15.0%14.3%11.8%10.5% Scott Fall 2003 LRPScott LRP (07-Sep-2004) Source: Scott Long-Range Plan (07-Sep-2004) and Scott Fall 2003 Long-Range Plan Scott Management Financial Plan6

Scott Management Financial Plan Variance Analysis (07-Sep-2004 LRP vs. Fall 2003 LRP) ($ in millions) 2004E 2005E 2006E 2007E 2008E Revenue Variance Basic Video Volume $(26) $(39) $(49) $(62) $(75) Basic Video Rate 6 (88) (82) (101) (122) Digital Video Volume (3) (5) (13) (27) (41) DVR Subs (5) (6) (26) (52) (85) EOD Revenue 11 (52) (68) (89) (109) Video Revenue Variance $(17) $(189) $(237) $(331) $(431) Data Volume (6) (3) 17 45 79 Data Rate (22) (12) (79) (194) (292) HSD Revenue Variance $(29) $(15) $(63) $(149) $(212) Telephone Volume 2 (11) (11) 11 4 Telephone Rate (2) (66) (86) (115) (155) Telephony Revenue Variance $0 $(76) $(97) $(104) $(151) Other Product Trials / R&D (20) — - — - Other 5 5 8 20 24 Cable Revenue Variance (1) $(60) $(275) $(388) $(565) $(771) EBITDA Variance Video EBITDA Contribution $12 $(131) $(139) $(189) $(236) HSD EBITDA Contribution (14) 21 (26) (105) (163) Telephony EBITDA Contribution 19 (21) (28) (24) (54) Other EBITDA Contribution (19) 15 32 36 32 Cable EBITDA Contribution (1) $(1) $(117) $(161) $(281) $(421) VOIP EBITDA Contribution 12 — - — - Business Services and Media Contribution 7 38 52 73 84 Operating Expenses Variance (8) 70 84 94 143 Total EBITDA Variance $10 $(8) $(25) $(114) $(194) Note: Variance is defined as 07-Sep-2004 LRP less Fall 2003 LRP. Source: Scott Long-Range Plan (07-Sep-2004) and Scott Fall 2003 Long-Range Plan 1 Excludes Media and Business Services. Scott Management Financial Plan7

Scott Management Financial Plan Basic and Digital Subscribers (In thousands) Basic Subscribers 2004 — 2008 CAGR 6,715 Scott LRP (07-Sep-2004): 0.9%6,638 6,5586,550 Scott Fall 2003 LRP:1.2%6,492 6,473 6,435 6,4036,379 6,316 20042005200620072008 Basic Penetration to Homes for Scott LRP (07-Sep-2004) 2003 LRP 60.6%60.5%60.5%60.3%60.2% 2004 LRP 59.7%59.6%59.3%59.0%58.7% Scott Fall 2003 LRPScott LRP (07-Sep-2004) Digital Subscribers 2004 — 2008 CAGR Scott LRP (07-Sep-2004): 6.9%3,580 3,3263,196 Scott Fall 2003 LRP:9.7%3,0582,8963,051 2,7762,732 2,4762,444 20042005200620072008 Digital Penetration to Homes for Scott LRP (07-Sep-2004) 2003 LRP 38.7%42.9%46.6%50.1%53.3% 2004 LRP 38.7%42.8%45.0%47.0%48.8% Scott Fall 2003 LRPScott LRP (07-Sep-2004) Source: Scott Long-Range Plan (07-Sep-2004) and Fall 2003 Long-Range Plan Scott Management Financial Plan8

Scott Management Financial Plan HSI and Telephony Subscribers (In thousands) HSI Subscribers 2004 — 2008 CAGR 4,568 Scott LRP (07-Sep-2004): 15.6%4,0854,295 3,911 3,4903,597 Scott Fall 2003 LRP:13.6% 3,0523,096 2,5772,558 20042005200620072008 Penetration to HSI Homes for Scott LRP (07-Sep-2004) 2003 LRP 24.9%29.0%32.7%36.1%39.1% 2004 LRP 24.5%29.2%33.5%37.5%41.3% Scott Fall 2003 LRPScott LRP (07-Sep-2004) Telephony Subscribers 2004 — 2008 CAGR 2,685 Scott LRP (07-Sep-2004): 19.7%2,3722,298 2,0462,020 Scott Fall 2003 LRP:15.5%1,801 1,5651,683 1,2901,308 20042005200620072008 Penetration to Telephony Homes for Scott LRP (07-Sep-2004) 2003 LRP 22.2%31.6%35.7%39.4%42.4% 2004 LRP 20.3%23.8%28.5%32.6%36.4% Scott Fall 2003 LRPScott LRP (07-Sep-2004) Source: Scott Long-Range Plan (07-Sep-2004) and Fall 2003 Long-Range Plan Scott Management Financial Plan9

Scott Management Financial Plan Capital Spending Drivers n In the September 2004 LRP, Total Capex as a percent of Total Revenue declines from 21.7% in 2004 to 10.9% in 2008 vs. the Fall 2003 LRP, in which Total Capex as a percent of Total Revenue declines from 21.5% in 2004 to 10.3% in 2008 n In the September 2004 LRP, Total Capex is expected to decline at an average rate of (7.3)% per year from 2004-2008 vs. (7.1)% per year in the Fall 2003 LRP n In the September 2004 LRP, the largest driver of the expected decline in Capex is CPE ((11.9)% average annual decrease from 2004-2008) vs. MTC ((10.5)% average annual decrease from 2004-2008) in the Fall 2003 LRP 2003A2004E2005E2006E2007E2008E2009E Residential Field Operations LBF&F$ 126.4$ 83.7$ 57.5$ 57.4$ 56.2$ 54.8$ 53.2 Vehicles & Equipment18.313.213.913.813.412.912.4 MTC112.689.488.477.873.164.055.0 Customer Equipment324.6295.0306.7271.2226.9177.8140.4 Drops222.6224.3224.8217.8213.1208.5204.1 Distribution534.9367.6353.4313.9294.9287.1272.7 Other Misc Capex222.0326.8304.0294.3249.6228.0223.3 Total Capex$ 1,561.3$ 1,400.0$ 1,348.7$ 1,246.2$ 1,127.1$ 1,033.1$ 961.0 % Growth(10.3)%(3.7)%(7.6)%(9.6)%(8.3)%(7.0)% Source: Scott Long-Range Plan (07-Sep-2004) and Scott Fall 2003 Long Range Plan Scott Management Financial Plan10

Scott Management Financial Plan Historical Financial Revenue and EBITDA Since 1998 ($ in millions) Total Revenue 9.6% CAGR ‘04E-’09E$10,200 $9,481 .9%$8,736 CAGR 13$7,972 ‘00-’04E$7,196 16.5%$6,441 ‘98-’00 CAGR$5,760 $5,039 $4,345 $3,820 $2,817$3,200 1998 [1]1999 [2]2000 [3]20014200220032004E52005E52006E52007E52008E52009E5 YOY Growth 13.6% 19.4% 13.7% 16.0% 14.3% 11.8% 11.7% 10.8% 9.6% 8.5% 7.6% Total EBITDA 12.1% CAGR$4,339 ‘04E-’09E$3,989 $3,609 15.0% -’04E CAGR$3,227 ‘00 $2,824 10.7%$2,456 ‘98-’00 CAGR $2,118 $1,779 $1,272$1,403$1,421 $1,145 1998 [1]1999 [2]2000 [3]20014200220032004E52005E52006E52007E52008E52009E5 YOY Growth 11.1% 10.3% 1.3% 25.2% 19.0% 16.0% 15.0% 14.3% 11.8% 10.5% 8.8% 1Pro Forma, per Morgan Stanley Research (13-Sep-1999). 2Pro Forma, per Morgan Stanley Research (28-Jul-2000). 3Pro Forma, per Morgan Stanley Research (27-Jun-2002). 4Pro Forma, per Morgan Stanley Research (28-Oct-2003). 5Projections per Scott Long-Range Plan (07-Sep-2004). Scott Management Financial Plan11

Scott Management Financial Plan Selected Sellside Research Valuation Views – Ranked by 2005E Total EBITDA
($ in millions)
Total Revenue Total EBITDA Broker Analyst Date Rating Price Target FY Dec 2004 FY Dec 2005 FY Dec 2006 FY Dec 2004 FY Dec 2005 FY Dec 2006 Barrington Research Goss 02-Aug-2004 Sell $44 $6,495 $7,304 N/A $2,499 $2,870 N/A Scott LRP (07-Sep-2004) September 2004 6,441 7,196 7,972 2,456 2,824 3,227 Bernstein & Co. Moffett 31-Jul-2004 Hold 35 6,443 7,140 7,873 2,469 2,810 3,138 Prudential Equity Group Styponias 06-Aug-2004 Hold 37 6,455 7,115 7,681 2,468 2,796 N/A Friedman, Billings, Ramsey Bezoza 03-Aug-2004 Strong Buy 38 6,464 7,228 7,974 2,434 2,785 3,144 Sturdivant & Co. Schleinkofer 31-Jul-2004 Hold N/A 6,459 7,160 7,742 2,439 2,782 3,066 Wachovia Securities Wlodarczak 29-Jul-2004 Strong Buy 43-45 6,451 7,075 7,657 2,455 2,753 3,016 A.G. Edwards and Sons Kupinski 30-Jul-2004 Buy NA 6,473 7,239 N/A 2,444 2,752 N/A Bear, Stearns & Co. Katz 02-Aug-2004 Hold 42 6,477 7,168 N/A 2,435 2,751 N/A Banc of America Securities Shapiro 30-Jul-2004 Strong Buy N/A 6,417 7,026 N/A 2,450 2,744 2,979 J.P. Morgan Bazinet 04-Aug-2004 Hold N/A 6,460 7,132 N/A 2,454 2,743 N/A SG Cowen Singer 04-Aug-2004 N/A N/A 6,458 7,085 7,608 2,451 2,742 2,990 Calyon Securities Mesniaeff 31-Jul-2004 Hold 33 6,443 7,135 7,739 2,433 2,742 3,034 Stifel Nicolaus & Co. Henderson 04-Aug-2004 Buy 45 6,456 7,137 7,905 2,454 2,730 3,054 Morgan Stanley Bilotti 30-Jul-2004 Buy 41 6,446 7,131 7,757 2,449 2,729 3,062 Thomas Weisel Partners Zachar 30-Jul-2004 N/A N/A 6,471 7,105 7,629 2,454 2,718 2,941 Merrill Lynch Cohen 30-Jul-2004 Buy 48 6,430 N/A N/A 2,435 2,715 2,980 Tradition Asiel Securities Shim 30-Jul-2004 Strong Buy N/A 6,436 7,096 7,692 2,445 2,714 2,994 UBS Bourkoff 03-Aug-2004 Hold 30 6,443 7,055 7,576 2,426 2,708 2,914 Goldman, Sachs & Co. Rosenstein 02-Aug-2004 Hold N/A 6,431 7,043 7,626 2,436 2,702 2,964 Janco Partners Harrigan 31-Jul-2004 Strong Buy 39 6,452 7,191 N/A 2,417 2,682 N/A Kaufman Bros Roberts 03-Aug-2004 Strong Buy 32 6,468 7,139 7,700 2,402 2,680 2,921 Schwab Soundview Hill 02-Aug-2004 Hold 33 6,442 7,032 7,503 2,446 2,677 2,837 Lehman Brothers Jayant 30-Jul-2004 N/A N/A 6,439 N/A N/A 2,435 2,668 2,923 Credit Suisse First Boston Warner 03-Aug-2004 Hold 32 6,423 6,965 7,446 2,436 2,656 2,835 Deutsche Bank Mitchelson 04-May-2004 Hold 32 6,450 6,936 7,402 2,428 2,654 2,854 RBC Capital Markets Atkin 09-Aug-2004 Hold 34 6,446 7,126 N/A 2,439 2,651 N/A CIBC World Markets Corp. Carr 02-Aug-2004 Buy 36 6,468 N/A N/A 2,451 N/A N/A Fulcrum Global Greenfield 31-Jul-2004 Hold N/A 6,463 7,118 N/A N/A N/A N/A Legg Mason Wood Walker Zito 30-Jul-2004 Hold N/A 6,434 7,031 N/A N/A N/A N/A Smith Barney Citigroup Gupta 03-Aug-2004 Hold 34 6,430 N/A N/A N/A N/A N/A Blaylock & Partners Mitchell 14-Jul-2004 Hold 40 6,423 7,130 N/A N/A N/A N/A Davenport & Co. of VA Johnstone 06-Aug-2004 Sell N/A 6,400 N/A N/A N/A N/A N/A Median1 $36.00 $ 6,448 $ 7,126 $ 7,681 $ 2,444 $ 2,730 $ 2,980 Mean1 $37.11 $ 6,448 $ 7,113 $ 7,678 $ 2,444 $ 2,729 $ 2,981
Source: Wall Street Research 1Median and mean exclude Scott LRP (07-Sep-2004).
Scott Management Financial Plan 12

Scott Management Financial Plan Analysis of Current LRP vs. Selected Wall Street Research
($ in millions, except per user data)
Current Scott LRP Morgan Stanley Research UBS Research Report (07-Sep-2004) (29-Jul-2004) (30-Jul-2004) ‘04E-‘08E ‘04E-‘08E ‘04E-‘08E 2004E 2008E CAGR 2004E 2008E CAGR 2004E 2008E CAGR Basic Penetration of Total Homes 59.7% 58.7% (0.4)% 59.6% 58.5% (0.5)% 59.8% 56.5% (1.4)% Passed Digital Penetration of Total 23.2% 28.7% 5.5% 22.8% 28.5% 5.7% 23.3% 33.0% 9.1% Homes Passed Video ARPU $51.83 $62.62 4.8% $57.97 $71.36 5.3% $51.01 $58.10 3.3% Video Revenue $3,924 $4,900 5.7% $4,396 $5,568 6.1% $3,857 $4,404 3.4%
HSD Penetration of Total Homes 24.5% 41.3% 13.9% 23.8% 38.5% 12.8% 23.9% 39.8% 13.6% Passed HSD ARPU $37.47 $35.73 (1.2)% $41.10 $37.53 (2.2)% $40.99 $34.84 (4.0)% HSD Revenue $1,103 $1,907 14.7% $1,115 $1,847 13.4% $1,110 $1,762 12.2%
Telephony Penetration of Total 12.4% 25.7% 20.0% 12.1% 24.3% 19.0% 12.1% 18.4% 11.0% Homes Passed Telephony ARPU $42.83 $36.80 (3.7)% $42.72 $37.15 (3.4)% $43.25 $37.33 (3.6)% Telephony Revenue $590 $1,197 19.3% $584 $1,135 18.1% $588 $887 10.8%
Total Revenue $6,441 $9,481 10.1% $6,446 $9,049 8.8% $6,443 $8,459 7.0% Total EBITDA $2,456 $3,989 12.9% $2,449 $3,653 10.5% $2,426 $3,219 7.3% EBITDA Margin 38.1% 42.1% 38.0% 40.4% 37.7% 38.1% NA
Total Capex $1,400 $1,033 (7.3)% $1,394 $1,170 (4.3)% $1,396 $1,287 (2.0)% Capex as % of Total Revenue 21.7% 10.9% 21.6% 12.9% 21.7% 15.2%
Source: Scott Long-Range Plan (07-Sep-2004)
Scott Management Financial Plan 13

III. Benchmarking Analysis
Benchmarking Analysis14

Benchmarking Analysis Description of Network Capabilities1 n Scott —By the end of 2003, Scott had upgraded 91% of its networks to a bandwidth capacity of 750 MHz or greater —In December 2003, Scott anticipated that 93% of its networks would have 750 MHz or greater capacity by the end of 2004 n Comcast —By the end of 2003, approximately 95% of its cable systems were capable of handling two-way communications —Comcast accelerated its upgrade program, and by 2003 year-end, 93% of acquired systems had been upgraded to provide two-way digital cable and high-speed Internet service n Time Warner —As of 2003 year-end, 99% of its cable systems had been upgraded to 750 MHz or higher n Charter —The systems’ technological capacity at 2003 year-end was: less than 550 MHz (8%), 550 MHz to 660 MHz (5%), 750 MHz (42%), 870 MHz (45%), two-way capability (92%), two-way enabled (87%), 750 MHz or greater (87%) n Cablevision —Cablevision completed an upgrade of the physical and technical capabilities of its cable plant network — The network is a minimum of 750 MHz two-way interactive n Insight —As of the 2003 year-end, approximately 96% of customers were passed by the upgraded network, with a bandwidth capacity of 750 MHz or greater n Mediacom —As of the 2003 year-end, approximately 98% of the cable network was upgraded with 550 MHz to 870 MHz bandwidth capacity. About 97% of its homes passed were activated with two-way communications capability —In 2003, Mediacom completed a planned network upgrade program, significantly increasing bandwidth and enabling interactivity 1Source: Latest Company 10K Filings Benchmarking Analysis15

Benchmarking Analysis Historical Subscriber Metrics
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI:
02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings
Scott —
3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Basic Subscribers 6,308,713 6,338,294 6,368,878 6,262,688 21,398,000 21,468,000 21,518,000 21,477,000 9,343,440 9,335,745 9,349,000 9,327,195 2,954,956 2,942,000 2,941,180 2,951,360 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 0.7% 0.9% 0.8% 0.6% 0.4% 0.8% 0.8% 0.5% 0.6% 0.0% 0.0% (0.3)% (0.5)% (0.7)% (0.4)% (0.4)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Homes Passed Penetration 60.9% 60.8% 60.8% 60.0% 53.8% 53.9% 53.8% 53.3% 58.6% 58.4% 58.1% 57.7% 67.3% 66.9% 66.7% 66.8% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Digital Subscribers 2,065,016 2,147,983 2,224,796 2,278,523 7,273,400 7,656,800 7,854,000 8,064,000 3,530,494 3,644,462 3,761,000 3,863,180 755,325 905,495 1,055,720 1,165,710 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 20.6% 19.5% 18.7% 17.3% 16.7% 15.7% 15.7% 16.0% 21.9% 16.1% 13.7% 12.9% 839.5% 318.2% 163.0% 95.1% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Homes Passed Penetration 19.9% 20.6% 21.2% 21.8% 18.3% 19.2% 19.6% 20.0% 22.1% 22.8% 23.4% 23.9% 17.2% 20.6% 24.0% 26.4% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — HSD Subscribers 1,844,125 1,988,527 2,149,969 2,246,109 4,861,000 5,283,900 5,678,000 6,005,000 2,724,956 2,893,228 3,068,000 3,187,438 984,835 1,057,020 1,128,930 1,179,040 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 44.9% 41.2% 37.6% 34.1% 49.4% 46.0% 40.6% 36.8% 42.2% 33.8% 28.2% 24.9% 44.8% 37.3% 32.4% 28.0% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Homes Passed Penetration 17.8% 19.1% 20.5% 21.5% 12.2% 13.3% 14.2% 14.9% 16.5% 17.4% 18.3% 18.9% 22.4% 24.0% 25.6% 26.7% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Telephony Subscribers 911,735 988,426 1,067,385 1,133,650 1,311,800 1,266,900 1,247,000 1,225,000 1,500 4,069 16,069 46,069 11,490 39,835 81,460 125,450 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 40.0% 37.6% 36.4% 35.2% (3.7)% (11.9)% (12.1)% (10.4)% NM NM NM NM (6.8)% 225.4% 578.8% 968.1% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Homes Passed Penetration 8.8% 9.5% 10.2% 10.9% 3.3% 3.2% 3.1% 3.0% 0.0% 0.0% 0.1% 0.3% 0.3% 0.9% 1.8% 2.8% 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Basic Subscribers 6,498,100 6,431,300 6,192,000 6,133,200 5,078,093 5,038,429 4,989,724 4,974,724 1,552,000 1,543,000 1,533,000 1,491,000 1,293,400 1,293,600 1,297,900 1,282,400 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth (2.2)% (2.2)% (5.1)% (5.5)% (2.4)% (2.6)% (3.2)% (2.8)% (2.3)% (3.1)% (3.2)% (4.4)% 0.3% 0.4% (0.8)% (1.0)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Homes Passed Penetration 52.4% 51.8% 52.1% 51.2% 50.6% 49.8% 49.1% 48.9% 56.6% 56.0% 55.4% 53.8% 55.9% 55.6% 55.6% 54.6% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Digital Subscribers 2,664,800 2,671,900 2,657,400 2,650,200 1,822,890 1,801,850 1,806,541 1,811,232 393,000 383,000 372,000 373,000 383,700 402,900 418,400 418,200 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 5.4% (0.4)% 0.2% 1.8% 12.5% 5.5% 2.7% 2.0% 12.9% 3.2% (0.5)% (3.1)% 21.0% 20.4% 17.7% 16.1% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Homes Passed Penetration 21.5% 21.5% 22.3% 22.1% 18.2% 17.8% 17.8% 17.8% 14.3% 13.9% 13.4% 13.5% 16.6% 17.3% 17.9% 17.8% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — HSD Subscribers 1,489,700 1,565,600 1,653,000 1,711,400 876,991 951,406 1,071,938 1,188,938 261,000 280,000 302,000 327,000 208,500 230,000 258,000 273,900 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
YOY Growth 53.6% 37.6% 29.9% 26.9% 58.5% 51.7% 50.6% 52.2% 56.3% 46.6% 41.1% 39.7% 67.3% 58.8% 53.3% 52.6% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Homes Passed Penetration 12.0% 12.6% 13.9% 14.3% 8.7% 9.4% 10.5% 11.7% 9.5% 10.2% 10.9% 11.8% 9.0% 9.9% 11.0% 11.7% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Telephony Subscribers 24,100 24,900 26,300 31,200 0 0 0 0 — — — — 49,300 55,400 60,100 61,600 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth NM 9.2% 15.4% 31.6% NM NM NM NM NM NM NM NM 115.3% 81.0% 59.4% 46.0% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Homes Passed Penetration 0.2% 0.2% 0.2% 0.3% NM NM NM NM 0.0% 0.0% 0.0% 0.0% 2.1% 2.4% 2.6% 2.6%
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI: 02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings

Benchmarking Analysis Historical ARPU Metrics
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI:
02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings
Scott —
3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Video ARPU $55.08 $56.15 $55.90 $57.75 $56.11 $57.46 $58.48 $60.46 $55.76 $57.54 $58.08 $60.04 $ 59.68 $61.71 $ 62.50 $ 64.55 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 5.4% 4.6% 5.8% 6.3% 4.1% 5.3% 6.4% 6.8% 5.8% 6.6% 6.5% 6.7% 7.2% 10.5% 10.7% 10.3% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — HSD ARPU $43.00 $41.53 $41.51 $41.03 $42.25 $41.33 $42.45 $43.52 $46.40 $46.32 $46.30 $45.86 $ 41.27 $42.12 $ 41.17 $ 41.59 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 3.7% (1.9)% (4.8)% (5.5)% 0.3% (1.8)% (0.9)% 0.4% NM NM 0.8% (1.1)% 21.0% 19.0% 13.9% 11.8% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Telephony ARPU $45.68 $44.48 $43.44 $43.65 $47.04 $47.31 $47.34 $47.71 NM NM NM NM $ 50.10 $31.76 $ 35.00 $ 35.00 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth (5.2)% (8.7)% (8.4)% (8.8)% (11.9)% (11.7)% (9.4)% (2.8)% NM NM NM NM 2.1% (36.4)% (8.9)% (10.8)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Total ARPU $73.45 $75.42 $76.45 $79.63 $68.19 $70.09 $72.08 $75.03 $68.86 $71.49 $72.89 $75.53 $ 73.17 $76.57 $ 78.53 $ 82.07 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 13.2% 10.8% 11.1% 11.1% 7.8% 8.0% 9.0% 9.8% 9.2% 8.7% 10.9% 10.2% 15.7% 18.3% 18.0% 17.5% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Total Cable Revenue ($mm) $1,386.8 $1,430.8 $1,457.2 $1,508.8 $4,374.0 $4,506.9 $4,647.0 $4,839.0 $1,931.1 $2,002.9 $2,043.0 $2,116.0 $ 649.6 $677.2 $ 693.1 $ 725.5 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 13.8% 11.7% 12.1% 11.4% 8.4% 8.6% 9.8% 10.5% 10.2% 9.0% 10.9% 10.0% 14.9% 17.6% 17.4% 17.1% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Cable EBITDA ($mm) $514.40 $531.10 $534.20 $581.80 $1,620.00 $1,712.00 $1,719.00 $1,920.00 $752.00 $812.00 $750.00 $817.00 $263.90 $259.70 $271.50 $291.50 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — EBITDA Margin 37.1% 37.1% 36.7% 38.6% 37.0% 38.0% 37.0% 39.7% 38.9% 40.5% 36.7% 38.6% 40.6% 38.3% 39.2% 40.2%
3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Video ARPU $54.35 $54.81 $54.75 $57.02 $52.83 $54.73 $56.22 $ 59.78 $45.03 $45.90 $46.86 $47.84 $ 51.70 $ 52.93 $ 53.01 $55.74 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 1.6% 0.4% 2.3% 3.3% NA NA 12.7% 11.4% 4.5% 6.3% 6.7% 5.4% 6.0% 6.5% 7.5% 10.1% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — HSD ARPU $34.05 $33.38 $35.12 $35.87 $37.00 $37.50 $37.38 $ 37.27 $40.54 $41.53 $41.81 $40.38 $ 41.83 $ 41.02 $ 39.54 $38.97 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 0.2% (0.4)% 4.1% 3.7% 5.7% 5.6% 3.8% 2.1% (0.2)% 4.7% 4.5% (0.6)% (7.6)% (6.6)% (8.3)% (9.0)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Telephony ARPU $0.00 $0.00 $0.00 $0.00 NA NA NA NA $0.00 $0.00 $0.00 $0.00 $ 23.55 $ 23.79 $ 21.69 $20.83 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth NM NM NM NM NM NM NM NM NM NM NM NM (17.5)% 116.1% (13.5)% (10.7)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Total ARPU $61.79 $62.70 $63.70 $66.81 $58.85 $61.51 $63.76 $ 68.23 $51.48 $53.16 $54.77 $56.24 $ 58.80 $ 60.84 $ 61.42 $64.76 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 6.4% 4.6% 6.6% 7.5% 12.5% 12.6% 16.9% 15.7% 9.4% 11.6% 11.7% 9.9% 10.4% 11.6% 11.3% 13.4% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Total Cable Revenue ($mm) $1,207.0 $1,217.0 $1,214.0 $1,239.0 900.0 933.5 959.4 1,019.8 $240.3 $246.8 $252.7 $255.1 $ 228.3 $ 236.1 $ 238.7 $250.6 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 3.5% 2.4% 3.1% 1.8% 9.5% 9.8% 13.5% 12.3% 7.3% 8.6% 8.2% 5.7% 10.8% 12.0% 10.9% 12.3% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Cable EBITDA ($mm) $488.00 $484.00 $463.00 $480.00 $215.00 $190.90 $229.40 $ 280.60 $98.50 $104.06 $100.55 $107.00 $101.10 $102.70 $104.30 $108.40 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — EBITDA Margin 40.4% 39.8% 38.1% 38.7% 23.9% 20.4% 23.9% 27.5% 42.1% 41.6% 41.3% 42.5% 43.1% 44.1% 42.1% 42.7%
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI: 02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings

Benchmarking Analysis Revenue Drivers – Subscribers
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI:
02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings
Scott — 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Basic Subscribers 6,335,000 6,521,159 0.4% 0.7% 21,483,000 21,965,208 0.4% 0.6% 9,335,745 9,529,902 0.0% 0.5% 2,934,645 2,989,462 (0.5)% 0.5% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
YOY Growth 0.8% 0.6% 0.1% 0.5% 0.0% 0.6% (0.2)% 0.4% —— —— —— —— —— —— —— —— — Homes Passed Penetration 59.6% 58.5% 52.8% 50.9% 57.5% 55.3% 65.7% 63.1% —— —— —— —— —— —— —— —— — Digital Subscribers 2,425,423 3,174,216 16.2% 7.0% 8,506,000 10,337,555 13.4% 5.0% 4,069,360 4,643,822 13.8% 3.4% 1,383,460 1,760,664 152.8% 6.2% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 12.9% 3.9% 11.1% 2.3% 11.7% 1.1% 52.8% 1.3% —— —— —— —— —— —— —— —— — Homes Passed Penetration 22.8% 28.5% 20.9% 23.9% 25.1% 27.0% 31.0% 37.1% —— —— —— —— —— —— —— —— — HSD Subscribers 2,533,409 4,298,462 34.1% 14.1% 6,837,908 11,647,718 37.4% 14.2% 3,469,213 5,284,327 26.7% 11.1% 1,287,650 1,936,504 29.3% 10.7% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 27.4% 10.1% 29.4% 9.6% 19.9% 7.9% 21.8% 7.4% —— —— —— —— —— —— —— —— — Homes Passed Penetration 23.8% 38.5% 16.8% 27.0% 20.4% 28.9% 28.8% 40.8% —— —— —— —— —— —— —— —— — Telephony Subscribers 1,289,650 2,709,250 34.0% 20.4% 1,181,000 2,725,400 (9.4)% 23.3% 152,269 2,123,135 NM 93.2% 222,950 817,561 326.8% 38.4% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 30.5% 13.8% (6.8)% 22.4% 3642.2% 35.0% 459.7% 14.4% —— —— —— —— —— —— —— —— — Homes Passed Penetration 12.1% 24.3% 2.9% 6.3% 0.9% 12.3% 5.0% 17.2% 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Basic Subscribers 6,138,200 6,230,734 (1.3)% 0.4% 4,944,724 4,949,579 (2.2)% 0.0% 1,467,000 1,419,000 (4.0)% (0.8)% 1,282,400 1,277,816 (0.2)% (0.1)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth (1.0)% 0.5% (1.9)% 0.2% (4.9)% (0.3)% (0.9)% 0.5% —— —— —— —— —— —— —— —— — Homes Passed Penetration 50.6% 47.7% 48.6% 46.5% NA NA 54.2% 50.9% —— —— —— —— —— —— —— —— — Digital Subscribers 2,718,450 3,103,520 2.6% 3.4% 1,820,614 2,028,614 3.3% 2.7% 393,000 490,000 2.9% 5.7% 454,495 583,953 16.5% 6.5% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 5.0% 2.8% 1.0% 2.6% 2.6% 4.0% 12.8% 3.2% —— —— —— —— —— —— —— —— —
Homes Passed Penetration 22.4% 23.8% 17.9% 19.0% NA NA 19.2% 23.3% —— —— —— —— —— —— —— —— — HSD Subscribers 1,958,400 3,537,445 33.0% 15.9% 1,455,438 3,269,579 52.3% 22.4% 377,000 627,000 40.5% 13.6% 339,900 679,673 53.2% 18.9% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 28.2% 9.9% 53.0% 14.2% 34.6% 11.2% 47.8% 11.9% —— —— —— —— —— —— —— —— — Homes Passed Penetration 16.1% 27.1% 14.3% 30.7% NA NA 14.4% 27.1% —— —— —— —— —— —— —— —— — Telephony Subscribers 45,700 350,290 41.6% 66.4% — 260,000 NM NM — 249 NM NM 68,100 246,485 49.2% 37.9% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 83.5% 34.6% NM 42.9% NM 46.5% 22.9% 24.6% —— —— —— —— —— —— —— —— — Homes Passed Penetration 0.4% 2.7% 0.0% 2.4% NA NA 2.9% 9.8%
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI: 02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings

Benchmarking Analysis Revenue Drivers – ARPU
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI:
02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings
Scott — 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Video ARPU $57.97 $71.36 5.9% 5.3% $60.08 $71.75 6.1% 4.5% $59.84 $72.25 5.2% 4.8% $64.24 $70.51 6.9% 2.4% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 6.1% 4.9% 6.6% 3.8% 6.8% 4.3% 9.1% 1.3% —— —— —— —— —— —— —— —— — HSD ARPU $41.10 $37.53 (1.4)% (2.2)% $42.07 $36.05 0.3% (3.8)% $46.22 $40.83 (2.4)% (3.1)% $41.02 $35.35 8.7% (3.7)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth (4.0)% (0.3)% (0.7)% (3.2)% (0.3)% (3.0)% 4.1% (1.6)% —— —— —— —— —— —— —— —— — Telephony ARPU $42.72 $37.15 (6.7)% (3.4)% $47.58 $37.33 (6.4)% (5.9)% NM NM NM NM $33.31 $33.00 (16.9)% (0.2)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth (7.7)% (1.0)% (2.7)% (5.1)% NM NM (12.3)% 0.8% —— —— —— —— —— —— —— —— — Total ARPU $80.31 $109.58 12.0% 8.1% $74.67 $94.29 9.4% 6.0% $75.83 $100.79 9.5% 7.4% $82.26 $101.13 19.1% 5.3% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 10.9% 7.1% 9.4% 4.9% 10.4% 6.2% 30.4% 3.5% —— —— —— —— —— —— —— —— — Total Cable Revenue ($mm) $6,094.7 $8,549.1 12.6% 8.8% $19,249.7 $24,793.9 9.6% 6.5% $8,498.1 $11,493.3 9.9% 7.8% $2,906.9 $3,620.6 13.4% 5.6% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 11.4% 7.8% 10.1% 5.5% 10.4% 6.9% 14.6% 3.9% 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Video ARPU $56.90 $66.01 4.7% 3.8% $ 59.40 $69.33 10.8% 3.9% 47.83 57.48 6.0% 4.7% $55.52 $66.38 7.4% 4.6% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 4.5% 3.6% 12.6% 3.6% 6.1% 4.1% 8.4% 4.1% —— —— —— —— —— —— —— —— — HSD ARPU $35.71 $34.80 1.9% (0.6)% $ 37.83 $34.12 4.2% (2.5)% 40.23 35.79 0.5% (2.9)% $39.19 $35.83 (6.4)% (2.2)% —— —— —— —— —— —— —— —— —— — — —— —— —— —— —— —— — YOY Growth 5.2% (0.3)% 2.8% (0.2)% (1.2)% (2.4)% (6.9)% (0.4)% —— —— —— —— —— —— —— —— — Telephony ARPU $40.13 $36.75 NM (2.2)% NA $35.00 NM NM $0.00 $30.48 NM NM $21.46 $15.66 (0.8)% (7.6)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth NM (1.4)% NA 0.0% NM (3.5)% (10.1)% 0.0% —— —— —— —— —— —— —— —— — Total ARPU $67.22 $86.73 9.3% 6.6% $ 68.52 $92.06 15.3% 7.7% $56.61 $76.97 10.5% 8.0% $65.22 $87.20 11.5% 7.5% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 9.2% 5.6% 17.3% 6.7% 10.6% 7.3% 12.2% 6.4% —— —— —— —— —— —— —— —— —
Total Cable Revenue ($mm) $4,966.5 $6,468.4 6.4% 6.8% $4,093.2 $5,462.1 12.3% 7.5% $1,019.8 $1,312.7 7.4% 6.5% $1,005.7 $1,333.9 11.4% 7.3% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — YOY Growth 7.3% 6.2% 14.1% 6.9% 6.0% 6.9% 11.4% 6.7%
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI: 02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings

Benchmarking Analysis Expense Drivers
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI:
02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings
($ in millions, except per data)
Scott — 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Video Gross Margin 70.7% 68.3% — — 73.4% 73.1% — — 72.3% 68.6% — — 66.0% 63.8% — — —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — HSD Gross Margin 79.8% 79.7% — — 77.4% 77.2% — — 76.5% 76.2% — — 75.2% 75.1% — — —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Telephony Gross Margin 73.6% 76.0% — — 79.3% 71.2% — — 69.9% 65.7% — — 72.7% 72.5% — — —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Programming Costs per Basic Subs $ 203.53 $271.47 10.9% 7.5% $191.85 $231.37 3.9% 4.8% $199.29 $272.23 13.2% 8.1% $263.64 $305.93 15.2% 3.8% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Programming Costs per Basic + Digital Subs $ 149.56 $183.55 6.4% 5.3% $139.39 $157.77 (0.1)% 3.1% $141.03 $183.18 8.7% 6.8% $189.74 $192.83 (0.4)% 0.4% — Marketing Costs as % of Total Revenue 4.9% 4.0% — — 4.5% 4.2% — — 4.8% 4.4% — — 5.6% 3.9% — — — G&A Expenses as a % of Total Revenue 22.9% 20.6% — — 24.4% 22.7% — — 23.4% 21.2% — — 13.4% 12.6% — — — Cable EBITDA $2,309.2 $3,443.7 15.8% 10.5% $7,528.5 $10,009.2 19.9% 7.4% $3,319.6 $4,568.9 9.6% 8.3% $1,148.1 $1,457.6 12.2% 6.1% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — EBITDA Margin 37.9% 40.3% — — 39.1% 40.4% — — 39.1% 39.8% — — 39.5% 40.3% — — —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — EBITDA / Basic Subs $ 364.4 $529.7 15.1% 9.8% $350.6 $456.8 20.0% 6.8% $355.6 $480.8 9.2% 7.8% $390.7 $488.6 13.1% 5.7% 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Video Gross Margin 68.9% 65.9% — — 64.9% 62.1% — — NA NA — — 68.8% 66.1% — — —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — HSD Gross Margin 71.3% 71.2% — — 78.9% 81.2% — — NA NA — — 72.0% 72.6% — — —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Telephony Gross Margin 51.9% 54.8% — — NM 75.2% — — NA NA — — 99.9% 100.1% — — —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Programming Costs per Basic Subs $ 212.20 $ 269.78 10.4% 6.2% $213.28 $275.15 12.9% 6.6% NA NA — — $207.97 $269.99 9.4% 6.7% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Programming Costs per Basic + Digital Subs $ 148.38 $ 180.75 7.6% 5.1% $156.49 $195.83 9.7% 5.8% NA NA — — $156.04 $186.06 5.1% 4.5% — Marketing Costs as % of Total Revenue 3.0% 3.7% — — 5.0% 4.6% — — NA NA — — 1.9% 3.0% — — — G&A Expenses as a % of Total Revenue 21.4% 18.8% — — 30.8% 20.6% — — NA NA — — 14.2% 13.1% — — — Cable EBITDA $1,910.2 $2,482.8 5.2% 6.8% $1,121.9 $2,112.4 9.4% 17.1% $425.0 $504.9 5.6% 4.4% $431.4 $556.0 10.2% 6.5% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — EBITDA Margin 38.5% 38.4% — — 27.4% 38.7% — — 41.7% 38.5% — — 42.9% 41.7% — — —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
EBITDA / Basic Subs $ 309.6 $ 399.5 7.9% 6.6% $224.8 $427.2 11.7% 17.4% $282.4 $355.3 8.7% 5.9% $334.9 $436.2 10.1% 6.8%
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI: 02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings

Benchmarking Analysis Capital Spending Drivers
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI:
02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings
($ in millions, except per data)
Scott — 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Support Capex $265.4 $240.6 (5.7)% (2.4)% $511.7 $521.8 (19.0)% 0.5% $336.6 $271.9 (7.8)% (5.2)% $47.1 $86.5 (26.6)% 16.4% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 20.6% 22.0% 15.7% 20.8% 18.6% 15.0% 8.7% 19.3% —— —— —— —— —— —— —— —— — Line Extensions Capex $160.4 $137.8 (6.8)% (3.7)% $252.3 $257.3 (9.8)% 0.5% $196.4 $159.4 1.1% (5.1)% $25.8 $27.1 (10.8)% 1.2% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 12.4% 12.6% 7.7% 10.2% 10.8% 8.8% 4.8% 6.0% —— —— —— —— —— —— —— —— — Rebuild / Upgrade Capex $63.2 $97.5 (54.4)% 11.4% $790.0 $323.6 (24.6)% (20.0)% $112.2 $140.6 (29.2)% 5.8% $50.0 $50.0 (52.5)% 0.0% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 4.9% 8.9% 24.2% 12.9% 6.2% 7.8% 9.2% 11.1% —— —— —— —— —— —— —— —— — Scalable Infrastructure Capex $200.2 $96.8 (16.4)% (16.6)% $372.0 $175.0 (17.0)% (17.2)% $165.3 $84.8 (6.2)% (15.4)% $50.0 $50.0 (52.6)% 0.0% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 15.5% 8.9% 11.4% 7.0% 9.1% 4.7% 9.2% 11.1% —— —— —— —— —— —— —— —— — CPE Capex $602.3 $520.4 (10.1)% (3.6)% $1,337.3 $1,233.7 (21.7)% (2.0)% $697.8 $690.4 (7.4)% (0.3)% $370.3 $235.5 (0.7)% (10.7)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 46.6% 47.6% 41.0% 49.1% 38.5% 38.1% 68.2% 52.4% —— —— —— —— —— —— —— —— — TOTAL CAPEX $1,291.5 $1,093.1 (15.8)% (4.1)% $3,263.3 $2,511.4 (20.8)% (6.3)% $1,508.3 $1,347.1 (8.8)% (2.8)% $543.2 $449.1 (24.0)% (4.6)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Total Capex / Basic Subs $203.8 $168.1 (16.3)% (4.7)% $152.0 $114.6 (20.7)% (6.8)% $161.6 $141.8 (9.1)% (3.2)% $184.9 $150.5 (23.4)% (5.0)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — (EBITDA — Capex) / Basic Subs $160.6 $361.5 NM 22.5% $198.6 $342.2 NM 14.6% $194.0 $339.1 37.4% 15.0% $205.9 $338.0 NM 13.2% 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR 2004E 2008E ‘02-’04 CAGR ‘04-’08 CAGR —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Support Capex $203.6 $181.3 (14.7)% (2.9)% $124.5 $148.3 (2.5)% 4.5% NA NA $27.0 $45.1 (1.3)% 13.7% —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 23.9% 21.6% 14.9% 22.8% NA NA 15.4% 26.4% —— —— —— —— —— —— —— —— — Line Extensions Capex $ 92.4 $80.8 (4.4)% (3.3)% $152.3 $158.9 0.5% 1.1% NA NA $23.2 $19.1 (11.2)% (4.7)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 10.8% 9.6% 18.2% 24.5% NA NA 13.2% 11.2% —— —— —— —— —— —— —— —— — Rebuild / Upgrade Capex $ 61.6 $62.2 (71.8)% 0.2% $248.9 $49.4 (2.5)% (33.3)% NA NA $19.3 $10.2 (53.1)% (14.7)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
% of Total Capex 7.2% 7.4% 29.7% 7.6% NA NA 11.0% 6.0% —— —— —— —— —— —— —— —— — Scalable Infrastructure Capex $ 62.0 $69.3 (51.3)% 2.8% $85.0 $64.0 3.1% (6.8)% NA NA $16.5 $8.0 (28.2)% (16.6)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 7.3% 8.3% 10.2% 9.9% NA NA 9.4% 4.7% —— —— —— —— —— —— —— —— — CPE Capex $432.2 $444.7 (24.0)% 0.7% $226.1 $228.5 (25.9)% 0.3% NA NA $89.1 $88.3 (8.4)% (0.2)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % of Total Capex 50.7% 53.0% 27.0% 35.2% NA NA 50.9% 51.7% —— —— —— —— —— —— —— —— — TOTAL CAPEX $851.8 $838.3 (37.3)% (0.4)% $836.8 $649.1 (10.1)% (6.2)% $175.0 $196.0 (34.5)% 2.9% $175.1 $170.7 (21.3)% (0.6)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Total Capex / Basic Subs $138.1 $134.9 (35.7)% (0.6)% $167.6 $131.3 (8.2)% (5.9)% $116.3 $137.9 (32.6)% 4.4% $135.9 $133.9 (21.4)% (0.4)% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — (EBITDA — Capex) / Basic Subs $171.6 $264.6 NM 11.4% $57.1 $295.9 NM 50.9% $166.1 $217.4 NM 7.0% $199.0 $302.2 87.7% 11.0%
Source: Morgan Stanley Research (Scott, CMCSA, TWX: 29-Jul-2004; ICCI: 02-Aug-2004; CHTR, CVC: 10-Aug-2004), CSFB Research (MCCC: 24-Aug-2004), and Company Filings

Benchmarking Analysis Historical Cable Sector Valuation
Historical Forward Trading EBITDA Multiples
Source: GS Research
Note: Based on volume weighted average share price over each quarter. Composite multiples reflect mean of Comcast, Scott, Cablevision, Charter, Insight and Mediacom.

IV. Scott Market Update

Overview of Scott Source: FactSet 5 RBOC Index includes BLS, SBC, and VZ.6 Satellite Index includes DTV and DISH. 7 Cable Index includes CMCSA, CVC, CHTR, MCCC, and ICCI. Daily Pricing Since Offer

Scott Market Update Annotated Stock Price Graph
Source: FactSet, press releases, and Factiva news run

Scott Market Update Liquidity Analysis
(Shares in millions) Source: FactSet
Scott Volume Analysis Liquidity Comparison1 —— — Since Offer 3 Months Prior to Offer 6 Months Prior to Offer 1 Year Prior to Offer Average Daily Volume 3.4 1.9 1.9 1.7 % of Class A Shares 0.6% 0.3% 0.3% 0.3% % of Public Float 1.4% 0.8% 0.8% 0.7% Total Shares Traded 123.6 121.6 244.3 447.9 % of Class A Shares 20.4% 20.1% 40.4% 74.1% % of Public Float 51.3% 50.4% 101.3% 185.7% Average Price $32.97 $29.59 $30.93 $32.23 Volume Weighted Average Price $33.03 $29.31 $30.75 $31.97
1 Data points# size is relative to market capitalization. Percentages represent the average daily trading volume divided by the public float. Except for Scott (since offer), average daily volume of each company is based on 2004YTD daily volumes as of 21-Sep-2004.

Scott Market Update Historical Stock Price Charts
1 Month 3 Months —— — 6 Months 1 Year —— —
Source: FactSet

Scott Market Update Shares Traded at Various Prices
Source: FactSet
Since Aug 2 Year to Date 3 Months to Date
6 Months to Date 1 Year to Date

Scott Market Update Shares Traded at Various Prices
Source: FactSet
3 Years to Date 4 Years to Date
5 Years to Date January 20, 1995 to Date

Overview of Scott One-Year Stock Price Performance
Source: FactSet
1 RBOC Index includes BLS, SBC, and VZ. Satellite Index includes DTV and DISH. Media Index includes DIS and VIA.
Scott vs. Sector Indexes EXCEL Scott vs. Cable Peers EXCEL SOURCE SOURCE copied at 21-Sep-2004 copied at 23-Sep-2004 06:10:58 : 23:44:14 : —— —

Overview of Scott Three-Year Stock Price PerformanceSource: FactSet RBOC Index includes BLS, SBC, and VZ. Satellite Index includes DTV and DISH. Media Index includes DIS and VIA.
Scott vs. Cable Peers EXCEL SOURCE Scott vs. Sector IndexesEXCEL SOURCE copied at 23-Sep-2004 06:13:18 : copied at 21-Sep-2004 23:48:17 : —— —

Scott Market Update Five-Year Stock Price PerformanceSource: FactSet RBOC Index includes BLS, SBC, and VZ. Satellite Index includes DTV and DISH. Media Index includes DIS and VIA.
Scott vs. Cable Peers Scott vs. Sector Indexes —— —

Overview of Scott Sellside Research Valuation Views: Selected Commentary Source: Wall Street Research
Analyst Firm Date Commentary —— —— —— — “We believe that Scott is becoming more aggressive with its plans to offer and extensively market three distinct HSI products: Premium, Preferred, and Value. Given the competitive landscape and where HSI penetration currently stands for major MSOs, we believe this strategy makes sense and will eventually be the model that other operators will Katherine Styponias Prudential Equity Group 10-Aug-2004 follow.” —— —— —— — “We believe Scott continues to be a well-managed company that does an excellent job on the execution side. Its focus on customer service we think will help it to continue to grow in an increasingly competitive Katherine Styponias Prudential Equity Group 6-Aug-2004 environment.” —— —— —— — “In our view, Scott as the pioneer of the triple-play bundle and tight attention to customer service has many advantages in a more crowded, competitive marketplace. We believe Scott’s fundamentals remain very healthy, with HSD and cable telephony as growth products. Scott’s penetration rates for high-speed data and phone are merely 22% of the upgraded digital-broadband footprint, implying significant upside Jessica Reif Cohen Merrill Lynch 30-Jul-2004 potential.” —— —— —— — “Scott reported mixed 2Q results today, with weaker than expected subscriber metrics and revenue, but stronger EBITDA. The overall theme looks very similar to reports from Comcast and Time Warner Cable yesterday: solid financial results but subscriber trends weaker than seasonality trends would suggest. We attribute much of this to DBS impact. Contrary to current trends, however, we expect MSOs to gain strength relative to DBS in the coming 12 months for the first time. We believe Scott is well positioned to take advantage of this competitive Cannon Carr CIBC World Markets 30-Jul-2004 shift.” —— —— —— — “The numbers beat all our financial estimates and most of our customer estimates except basic sub net adds. Highlights include: digital net adds of 60k (vs. our 43k estimate), data net adds of 98k (vs. our 90k estimate), telephone net adds of 66k (vs. our 46k estimate), and OCF growth of 16% vs. our 10.7% Thomas Eagan Oppenheimer & Co 30-Jul-2004 estimate.” —— —— —— — “Scott continues to grow customer relationships, up 1.8% over the last twelve months. Bundling remains a key strategy. 29% of video customers subscribe to a two-product bundle up from 24% last year. Bundled customers not only generate a much higher return than video only customers but also have significantly Doug Colandrea Bear Stearns 30-Jul-2004 lower churn.” —— —— —— — Richard Bilotti Morgan Stanley 29-Jul-2004 “Scott had another quarter of strong revenue growth and EBITDA growth and further expanded margins.”

V. Scott Valuation Analysis

Scott Valuation Analysis Source: Revenue, EBITDA, and basic cable subscriber estimates per Scott Long-Range Plan (07-Sep-2004) Options per Company 10-K, 31-Dec-2003. Diluted shares calculation based upon treasury method. Adjusted enterprise value excludes 25% stake in Discovery Communications valued at $1,698mm per Morgan Stanley Research, 29-Jul-2004. Historical average prices from 30-Jul-2004 and earlier.
AVP / Analysis of Implied PremiaEXCEL SOURCE range $B$7:$P$80 copied at 23-Sep-2004 03:26:15 :
($ in millions)
Undisturbed Offer Current
Share Price $ 27.58 $ 30.00 $ 32.00 $ 33.07 $ 33.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ 42.00 $ 44.00 Diluted Shares O/S (1) 634 634 634 634 634 634 634 634 634 634 634 Equity Value 17,498 19,033 20,302 20,981 20,937 21,571 22,840 24,109 25,378 26,647 27,916 Net Debt 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 Minority Interest 140 140 140 140 140 140 140 140 140 140 140 Adjusted Enterprise Value (2) $22,529 $24,064 $25,333 $26,012 $25,968 $26,602 $27,871 $29,140 $30,409 $31,678 $32,946 Business Services $ 1,607 $ 1,607 $ 1,607 1,607 $ 1,607 $ 1,607 $ 1,607 $ 1,607 $ 1,607 $ 1,607 $ 1,607 Cable Adjusted Enterprise Value $20,922 $22,457 $23,726 $24,405 $24,361 $24,995 $26,264 $27,533 $28,802 $30,071 $31,340 Implied Premium (3) Undisturbed Stock Price (7/30/04) $27.58 0.0% 8.8% 16.0% 19.9% 19.7% 23.3% 30.5% 37.8% 45.0% 52.3% 59.5% 1-Month Average Price 28.00 (1.5)% 7.2% 14.3% 18.1% 17.9% 21.5% 28.6% 35.7% 42.9% 50.0% 57.2% 2-Month Average Price 28.90 (4.6)% 3.8% 10.7% 14.4% 14.2% 17.7% 24.6% 31.5% 38.4% 45.3% 52.3% 3-Month Average Price 29.59 (6.8)% 1.4% 8.1% 11.8% 11.5% 14.9% 21.7% 28.4% 35.2% 41.9% 48.7% 52-Week High Price 36.73 (24.9)% (18.3)% (12.9)% (10.0)% (10.2)% (7.4)% (2.0)% 3.5% 8.9% 14.3% 19.8% 52-Week Low Price 27.40 0.7% 9.5% 16.8% 20.7% 20.4% 24.1% 31.4% 38.7% 46.0% 53.3% 60.6% 1-Year Average Price 32.23 (14.4)% (6.9)% (0.7)% 2.6% 2.4% 5.5% 11.7% 17.9% 24.1% 30.3% 36.5% 3-Year Average Price 32.56 (15.3)% (7.9)% (1.7)% 1.6% 1.4% 4.4% 10.6% 16.7% 22.9% 29.0% 35.1% Since IPO 27.35 0.8% 9.7% 17.0% 20.9% 20.7% 24.3% 31.6% 38.9% 46.3% 53.6% 60.9% All Time High 56.75 (51.4)% (47.1)% (43.6)% (41.7)% (41.9)% (40.1)% (36.6)% (33.0)% (29.5)% (26.0)% (22.5)% All Time Low 7.38 273.7% 306.5% 333.6% 348.1% 347.2% 360.7% 387.8% 414.9% 442.0% 469.1% 496.2% Incremental Premium over Offer Price — — — — 3.1% 6.3% 12.5% 18.8% 25.0% 31.3% 37.5% Value of Offer $ 7,656 $ 7,912 $ 7,896 $ 8,135 $ 8,613 $ 9,092 $ 9,570 $10,049 $10,527 Cumulative Incremental Value Over Offer $ 239 $ 479 $ 957 $ 1,436 $ 1,914 $ 2,393 $ 2,871

Scott Valuation Analysis Common Stock Comparison — Current Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding. Adelphia enterprise value calculated using market value of debt Adjusted enterprise value defined as levered market cap less non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 21-Sep-2004. Value of private investments per Wall Street Research. Growth rates used for 2005-2008 FCF and EBITDA growth (per Wall Street Research).4 Cable adjusted enterprise value defined as levered market cap less non-cable, non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 21-Sep-2004. Value of private investments per Wall Street Research. Cablevision enterprise value excludes debt and preferred stock held at assets to be spun off (American Movie Classics, WE, IFC, VOOM). Cable EV excludes present value of NOLs per Wall Street Research. Fully-diluted share count includes equity stakes of Charter Comm. Holding Co. as held by Charter Comm. Inc.; Charter Investment, Inc.; Vulcan Cable III. Cable EV excludes present value of NOLs per Wall Street Research. Financial forecasts and subs for Insight Midwest attributed 50/50 between Comcast and Insight.
($ in millions)EXCEL SOURCE range $B$11:$Z$28 copied at 23-Sep-2004 06:53:10 :
Stock Adj. Cable EV / ‘05 EBITDA Mult. / Cable Equity Mkt Cap / ‘05 FCF Mult. / Adj. Cable EV (4) / Price % of 52 Market Capitalization Cable EBITDA ‘05-’06 LT Free Cash Flow ‘05-’06 LT Subscribers Company 21-Sep Wk High Equity (1) Cable EV (1) (4) % of Total EV 2004E 2005E Growth Growth (3) 2004E 2005E Growth Growth (3) 2004E 2005E Cable Scott $33.07 90% $20,981 $24,405 88% 10.6 x 9.5 x 0.8 x 0.9 x 42.8 x 36.7 x 0.9 x 0.7 x $3,852 $3,822 Adelphia NM NM NM 16,605 93% 14.8 11.4 0.5 0.9 NM NM NM NM 3,335 3,367 Cablevision (5) 20.39 74% 6,340 9,892 63% 8.6 7.9 1.3 1.5 NM NM NM NM 3,371 3,354 Charter(6) 2.98 55% 1,925 19,652 94% 10.2 9.6 1.4 1.4 NM NM NM NM 3,202 3,202 Comcast (7) 28.26 78% 63,086 72,505 82% 9.6 8.9 1.0 1.3 27.6 21.0 1.0 1.0 3,375 3,355 Mean $23,083 $28,612 84% 10.8 x 9.5 x 1.0 x 1.2 x 35.2 x 28.8 x 0.9 x 0.9 x $3,427 $3,420 Median 13,660 19,652 88% 10.2 9.5 1.0 1.3 35.2 28.8 0.9 0.9 3,371 3,355 US Cable — Mid Cap Insight Comm. (7) $ 8.68 74% $ 518 $ 2,037 100% 9.4 x 8.8 x 1.6 x 1.4 x 20.6 x 15.2 x 0.6 x 0.6 x $3,163 $3,183 Mediacom Comm. 6.54 65% 777 3,762 100% 8.9 8.7 2.5 1.6 10.9 9.1 NM 0.5 2,565 2,604 Mean $ 648 $ 2,899 100% 9.1 x 8.7 x 2.1 x 1.5 x 15.8 x 12.1 x NM 0.5 x $2,864 $2,894 Median 648 2,899 100% 9.1 8.7 2.1 1.5 15.8 12.1 NM 0.5 2,864 2,894

Scott Valuation Analysis Cable Enterprise Value Adjustments Per Morgan Stanley Research, 29-Jul-2004. Per Morgan Stanley Research, 10-Aug-2004. Per Morgan Stanley Research, 29-Jul-2004, and Deutsche Bank Research, 27-May-2004.
($ in millions)EXCEL SOURCE range $B$7:$M$33 copied at 15-Sep-2004 00:18:27 : Scott1 Cablevision2 Comcast3
Total Enterprise Value $27,710 $15,706 $87,957 Public Securities 3,438 Non-Cable Assets Discovery 1,698 Sports Franchises 1,060 E! Ent. Network 2,128 Sports Programming 820 Outdoor Life 548 Amer. Movie Classics 1,764 The Golf Channel 1,067 WE: Women’s Ent. 863 Other 487 Other Prog. & Corporate (654) Non-Consolidated Cable Assets TWC 3,599 JVs in TX and Kansas City 4,184 Business Services 1,607 901 NOLs 1,062 Cable Enterprise Value $24,405 $ 9,892 $72,505 Other Asset Sensitivity Analysis Other Asset Value +10% Value (10)% Value +10% Value (10)% Value +10% Value (10)% Value Multiples 3,635 2,974 6,395 5,233 16,998 13,907 04 EBITDA 10.4 x 10.7 x 8.1 x 9.1 x 9.4 x 9.8 x 05 EBITDA 9.4 9.6 7.5 8.4 8.7 9.0 04 Subscribers $3,800 $ 3,905 $3,173 $ 3,569 $3,303 $ 3,447 05 Subscribers 3,770 3,873 3,157 3,551 3,283 3,426

Scott Valuation Analysis Common Stock Comparison — Undisturbed Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding. Adelphia enterprise value calculated using market value of debt Adjusted enterprise value defined as levered market cap less non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 30-Jul-2004. Value of private investments per Wall Street Research. Growth rates used for 2004-2008 FCF and EBITDA growth (per Wall Street Research).4 Cable adjusted enterprise value defined as levered market cap less non-cable, non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 30-Jul-2004. Value of private investments per Wall Street Research. Cablevision enterprise value excludes debt and preferred stock held at assets to be spun off (American Movie Classics, WE, IFC, VOOM). Cable EV excludes present value of NOLs per Wall Street Research. Fully-diluted share count includes equity stakes of Charter Comm. Holding Co. as held by Charter Comm. Inc.; Charter Investment, Inc.; Vulcan Cable III. Cable EV excludes present value of NOLs per Wall Street Research. Financial forecasts and subs for Insight Midwest attributed 50/50 between Comcast and Insight.
($ in millions)EXCEL SOURCE range $B$11:$Z$28 copied at 23-Sep-2004 06:57:00 : Stock Adj. Cable EV / ‘05 EBITDA Mult. / Cable Equity Mkt Cap / ‘05 FCF Mult. / Adj. Cable EV (4) /
Price % of 52 Market Capitalization Cable EBITDA ‘05-’06 LT Free Cash Flow ‘05-’06 LT Subscribers Company 30-Jul Wk High Equity (1) Cable EV (1) (4) % of Total EV 2004E 2005E Growth Growth (3) 2004E 2005E Growth Growth (3) 2004E 2005E Cable Scott $27.58 75% $17,476 $20,900 86% 9.1 x 8.1 x 0.7 x 0.8 x 34.3 x 29.4 x 0.7 x 0.6 x $3,299 $3,273 Adelphia NM NM NM 16,605 93% 14.8 11.4 0.5 0.9 NM NM NM NM 3,335 3,367 Cablevision (5) 17.47 64% 5,423 8,975 61% 7.8 7.2 1.1 1.3 NM NM NM NM 3,058 3,043 Charter(6) 3.09 57% 1,997 19,724 94% 10.3 9.7 1.4 1.4 NM NM NM NM 3,213 3,213 Comcast (7) 27.40 76% 61,048 70,467 82% 9.4 8.6 1.0 1.2 26.4 20.1 0.9 1.0 3,280 3,261 Mean $21,486 $27,334 83% 10.3 x 9.0 x 0.9 x 1.1 x 30.4 x 24.8 x 0.8 x 0.8 x $3,237 $3,231 Median 11,450 19,724 86% 9.4 8.6 1.0 1.2 30.4 24.8 0.8 0.8 3,280 3,261 US Cable — Mid Cap Insight Comm. (7) $ 8.80 75% $ 526 $ 2,044 100% 9.5 x 8.8 x 1.6 x 1.4 x 20.9 x 15.4 x 0.6 x 0.6 x $3,174 $3,195 Mediacom Comm. 6.57 66% 781 3,766 100% 8.9 8.7 2.5 1.6 11.0 9.1 NM 0.5 2,567 2,606 Mean $ 653 $ 2,905 100% 9.2 x 8.8 x 2.1 x 1.5 x 15.9 x 12.3 x NM 0.5 x $2,871 $2,900 Median 653 2,905 100% 9.2 8.8 2.1 1.5 15.9 12.3 NM 0.5 2,871 2,900

Scott Valuation Analysis AVP / Analysis of Implied PremiaSource: Revenue, EBITDA, and basic cable subscriber estimates per Scott Long-Range Plan (07-Sep-2004) Options per Company 10-K, 31-Dec-2003. Diluted shares calculation based upon treasury method. Adjusted enterprise value excludes 25% stake in Discovery Communications valued at $1,698mm per Morgan Stanley Research, 29-Jul-2004.
Enterprise value used to calculate subscriber multiples also excludes telephony assets valued at $1,607mm per Morgan Stanley Research, 29-Jul-2004.EXCEL SOURCE range $B$6:$P$65 copied at 23-Sep-2004 03:24:39 :
($ in millions) Undisturbed Offer Current
Share Price $ 27.58 $ 30.00 $ 32.00 $ 33.07 $ 33.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ 42.00 $ 44.00 Diluted Shares O/S (1) 634 634 634 634 634 634 634 634 634 634 634 Equity Value 17,498 19,033 20,302 20,981 20,937 21,571 22,840 24,109 25,378 26,647 27,916 Net Debt 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 Minority Interest 140 140 140 140 140 140 140 140 140 140 140 Adjusted Enterprise Value (2) $22,529 $24,064 $25,333 $26,012 $25,967 $26,602 $27,871 $29,140 $30,409 $31,677 $32,946 Business Services $ 1,607 $ 1,607 $ 1,607 1,607 $ 1,607 $ 1,607 $ 1,607 $ 1,607 $ 1,607 $ 1,607 $ 1,607 Cable Adjusted Enterprise Value $20,922 $22,457 $23,726 $24,405 $24,361 $24,995 $26,264 $27,533 $28,802 $30,071 $31,339 Cable EBITDA Multiples 2004E $2,233 9.4 x 10.1 x 10.6 x 10.9 x 10.9 x 11.2 x 11.8 x 12.3 x 12.9 x 13.5 x 14.0 x 2005E 2,552 8.2 8.8 9.3 9.6 9.5 9.8 10.3 10.8 11.3 11.8 12.3 2006E 2,895 7.2 7.8 8.2 8.4 8.4 8.6 9.1 9.5 10.0 10.4 10.8 EBITDA Multiples / ‘05-’08 Cable EBITDA Growth 2004E 11.3% 0.8 x 0.9 x 0.9 x 1.0 x 1.0 x 1.0 x 1.0 x 1.1 x 1.1 x 1.2 x 1.2 x 2005E 11.3% 0.7 0.8 0.8 0.8 0.8 0.9 0.9 1.0 1.0 1.0 1.1 2006E 11.3% 0.6 0.7 0.7 0.7 0.7 0.8 0.8 0.8 0.9 0.9 1.0 Subscriber Multiples (3) 2004E 6.32 $ 3,313 $ 3,556 $ 3,757 $ 3,864 $ 3,857 $ 3,958 $ 4,158 $ 4,359 $ 4,560 $ 4,761 $ 4,962 2005E 6.38 3,280 3,521 3,720 3,826 3,819 3,919 4,117 4,316 4,515 4,714 4,913 2006E 6.44 3,251 3,490 3,687 3,792 3,785 3,884 4,081 4,278 4,476 4,673 4,870 Levered FCF Multiples 2004E $ 393 44.5 x 48.4 x 51.7 x 53.4 x 53.3 x 54.9 x 58.1 x 61.3 x 64.6 x 67.8 x 71.0 x 2005E 635 27.6 30.0 32.0 33.0 33.0 34.0 36.0 38.0 40.0 42.0 44.0 2006E 896 19.5 21.2 22.7 23.4 23.4 24.1 25.5 26.9 28.3 29.7 31.2 FCF Multiples / ‘05-’08 FCF Growth 2004E 36.6% 1.2 x 1.3 x 1.4 x 1.5 x 1.5 x 1.5 x 1.6 x 1.7 x 1.8 x 1.9 x 1.9 x 2005E 36.6% 0.8 0.8 0.9 0.9 0.9 0.9 1.0 1.0 1.1 1.1 1.2 2006E 36.6% 0.5 0.6 0.6 0.6 0.6 0.7 0.7 0.7 0.8 0.8 0.9

Scott Valuation Analysis
DCF – Cable
($ in millions)
Core Cable Enterprise Value 1 —— — Implied Cable 2009E Unlevered FCF Multiple — 11.5 x 12.2 x 12.8 x 13.5 x 14.1 x —— —— —— —— — 2009E Cable EBITDA Multiple — 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x —— —— —— —— —
7.0% $30,380 $31,798 $33,215 $34,632 $36,050 8.0% 29,280 30,642 32,004 33,366 34,728 9.0% 28,231 29,540 30,849 32,159 33,468
Implied Cable Perpetuity Growth Rate — Implied Cable 2009E Unlevered FCF Multiple — 11.5 x 12.2 x 12.8 x 13.5 x 14.1 x —— —— —— —— — 2009E Cable EBITDA Multiple — 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x —— —— —— —— — 7.0% 1.7% 1.9% 2.2% 2.4% 2.6% 8.0% 2.6% 2.9% 3.1% 3.4% 3.6% 9.0% 3.6% 3.9% 4.1% 4.3% 4.5%
Implied 2005E Cable Subscriber Valuation
Discount Rate
Discount Rate
Discount Rate
Discount Rate
Implied Cable 2009E Unlevered FCF Multiple — 11.5 x 12.2 x 12.8 x 13.5 x 14.1 x —— —— —— —— — 2009E Cable EBITDA Multiple — 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x —— -— —— —— —— —
7.0% $4,763 $4,985 $5,207 $5,429 $5,652 8.0% 4,590 4,804 5,017 5,231 5,444 9.0% 4,426 4,631 4,836 5,042 5,247
Implied 2005E Cable EBITDA Multiple — Implied Cable 2009E Unlevered FCF Multiple — 11.5 x 12.2 x 12.8 x 13.5 x 14.1 x —— —— —— —— — 2009E Cable EBITDA Multiple — 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x —— -— —— —— —— — 7.0% 11.9 x 12.5 x 13.0 x 13.6 x 14.1 x
8.0% 11.5 12.0 12.5 13.1 13.6
9.0% 11.1 11.6 12.1 12.6 13.1
Source: Projections per Scott Long-Range Plan (07-Sep-2004) 1 Cable enterprise value includes Scott Media.
Scott Valuation Analysis 40

Scott Valuation Analysis
DCF – Business Services
($ in millions)
Discount Rate
Discount Rate
Business Services Enterprise Value Implied 2005E Business Services Subscriber Valuation —— — Implied 2009E CBS Unlevered FCF Multiple Implied 2009E CBS Unlevered FCF Multiple —— — 6.5 x 7.2 x 7.8 x 8.5 x 9.2 x 6.5 x 7.2 x 7.8 x 8.5 x 9.2 x —— —— -— —— —— —— —— -— -— -— —— -— —— -— -— -— — 2009E CBS EBITDA Multiple 2009E CBS EBITDA Multiple —— — 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x -— —— -— —— —— —— —— -— -— -— —— -— —— -— -— -— —
7% $2,605 $2,812 $3,019 $3,226 $3,433 Discount 7% $408 $441 $473 $506 $538 8% 2,512 2,711 2,910 3,109 3,308 Rate 8% 394 425 456 487 519 9% 2,424 2,615 2,806 2,997 3,189 9% 380 410 440 470 500
Implied Business Services Perpetuity Growth Rate Implied 2005E Business Services EBITDA Multiple —— — Implied 2009E CBS Unlevered FCF Multiple Implied 2009E CBS Unlevered FCF Multiple —— — 6.5 x 7.2 x 7.8 x 8.5 x 9.2 x 6.5 x 7.2 x 7.8 x 8.5 x 9.2 x -— —— -— —— —— —— —— -— -— -— —— -— —— -— -— -— — 2009E CBS EBITDA Multiple 2009E CBS EBITDA Multiple —— — 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x -— —— -— —— —— —— —— -— -— -— —— -— —— -— -— -— — 7% (0.8)% (0.1)% 0.4% 0.9% 1.3 % Discount 7% 9.6 x 10.3 x 11.1 x 11.8 x 12.6 x
8% 0.1% 0.8% 1.4% 1.8% 2.3 % Rate 8% 9.2 9.9 10.7 11.4 12.1 9% 1.1% 1.7% 2.3% 2.8% 3.2% 9% 8.9 9.6 10.3 11.0 11.7
Source: Projections per Scott Long-Range Plan (07-Sep-2004)
Scott Valuation Analysis 41

Scott Valuation Analysis
Business Services Valuation Analysis ($ in millions) — Adjusted EV / Revenue Growth EBITDA Growth Unlevered FCF Growth —— —— — EBITDA (1) ‘ 04E-’08E ‘ 04E-’09E 2004E Multiple / ‘04E-’09E ‘ 04E-’09E — Company 2004E 2005 E ‘ 08E-’09E CAGR CAGR ‘04E-’05E (1) ‘04E-’05E (1) ‘08E-’09E CAGR ‘ 08E-’09E CAGR —— —— —— —— —— —— —— —— —— —— —— —
ITC (2) 6.2 x 5.0 x 7.1% 8.4% 8.1% 23.2% 0.3 x 13.9% 19.9% 17.3% 16.2% —— —— —— —— —— —— —— —— —— —— —— — Time Warner Telecom (2) 6.6 6.3 8.0 11.7 11.0 4.3 1.5 7.8 13.7 25.8 69.2 —— —— —— —— —— —— —— —— —— —— —— — US LEC (2) 10.4 7.8 11.0 12.1 11.9 33.4 0.3 19.6 25.5 56.5 37.3 —— —— —— —— —— —— —— —— —— —— —— — XO Communications (2) NM 10.3 5.0 7.4 6.9 NM NM 19.1 NM 43.5 NM —— —— —— —— —— —— — —— —— — —— — Mean 7.7 x 7.4 x 7.8% 9.9% 9.5% 20.3% 0.7 x 15.1% 19.7% 35.8% 40.9 % Median 6.6 x 7.1 x 7.6% 10.1% 9.6% 23.2% 0.3 x 16.5% 19.9% 34.7% 37.3% —— —— —— —— —— —— —— —— —— —— —— — Scott Business Services (3) N/A N/A 14.3% 18.3% 17.5% 22.4 % N/A 17.2% 20.0% 24.4% 36.1 % Implied Scott Business Services Valuation — High $2,325 $2,799 Mean 1,721 2,005 Median 1,461 1,925 —— —— —
Source: Scott Long-Range Plan (07-Sep-2004), Wall Street Research, and Company Public Filings 1 Per IBES estimates. 2 Revenue, EBITDA, and unlevered free cash flows based on Needham research, except otherwise noted. 3 Includes Hospitality Network.
Scott Valuation Analysis 42

Scott Valuation Analysis Business Services WACC Analysis ($ in millions) — ITC Deltacom Time Warner Telecom US LEC XO Comm.
—— —— —— —
Market Value of Debt (1) $353 $1,251 $378 $354 —— —— —— —— — Market Cap (2) $236 $578 $138 $602 —— —— —— —— —
Debt / Market Cap 149.9% 216.4% 274.0% 58.8% —— —— —— —— — Equity / Total Cap 40.0% 31.6% 26.7% 63.0 % Tax Rate (3) 35.0% 35.0% 35.0% 35.0% —— —— —— —— — Equity Beta 1.01 1.85 1.13 N/A —— —— —— —— — Asset Beta 0.51 0.77 0.41 N/A —— —— —— —— — Median Asset Beta 0.64
Mean Asset Beta 0.68 —— — Scott Business Services —
Mean Asset Beta 0.68 0.68 0.68 —— —— —— — Equity Beta (levered) 0.68 0.68 0.68 —— —— —— — Risk-free Rate (10-yr UST) 4.2% 4.2% 4.2% —— —— —— — Market Risk Premium 5.9% 6.9% 7.9% —— —— —— — Cost of Equity 8.2% 8.9% 9.5% —— —— —— —
Source: Wall Street Research, public filings, Bloomberg (Raw Equity Beta), and Ibbotson (equity risk premium) 1 Market value of debt assumed to be book value. 2 Market capitalization calculated as of 21-Sep-2004. 3 35% tax rate assumed for ITC Deltacom, Time Warner Telecom, US LEC, and XO Communications.
Scott Valuation Analysis 43

Goldman Sachs

Scott Valuation Analysis

Stock Price Relative to DCF / Target Value

Report Date	Previous Close	30-Day Moving Avg	DCF Value (1)	Target Price: Price (1)	Target Price: % Above/(Below) Previous Close (2)	Target Price: % Above/(Below) Moving Avg (2)	Research Valuation Assumptions: WACC (after-tax)	Research Valuation Assumptions: Terminal Value Assumptions (3)
16-Mar-98	$40.75	$41.68	$42.35	$42.00	3.1%	0.8%	12.0%	N/A
13-Sep-99	40.25	37.07	43.66	43.50	8.1	17.3	N/A	N/A
4-May-00	39.19	44.36	46.00	N/A	17.4	3.7	11.3%	N/A
11-May-01	43.90	44.53	49.34	47.00	7.1	5.5	11.8	15.1 x
2-Jul-01	44.30	41.80	47.90	47.00	6.1	12.4	11.8	N/A
27-Jun-02	26.90	31.14	44.03	45.00	67.3	44.5	11.8	N/A
1-Aug-02	27.65	26.99	41.68	41.00	48.3	51.9	11.3	N/A
8-Jul-03	33.50	32.43	40.50	41.00	22.4	26.4	11.3	11.1 x
9-Jul-04	28.15	29.06	42.00	41.00	45.6	41.1	7.2	2% perp. growth
Mean					24.7%	22.6%		
Median					17.4%	17.3%		

Median Premium
17.3% = 85.3% of DCF Target Price

Mean Premium
22.6% = 81.6% of DCF Target Price

Source: Morgan Stanley Research (1998 – 2004)
Note: pre-stock split (prior to 24-May-1999), prices are left unadjusted.
[1] *When DCF value and/or target prices are stated as a range in Research, midpoint is taken; where DCF value is unavailable, Fair Market Value from Research is stated.*
[2] *Where Target Price does not exist, DCF value used for calculation.*
[3] *Based on ten-year DCF model.*

Scott Valuation Analysis 44

Scott Valuation Summary

DCF – Summary

($ in millions, except per share data)

Implied Share Price (pre-tax Discovery value of $3,600)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 45.18	$ 49.47	$ 53.77
6.0	45.81	50.10	54.39
7.0	46.43	50.73	55.02

Implied Share Price (post-tax Discovery value of $2,340)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 43.19	$ 47.49	$ 51.78
6.0	43.82	48.11	52.41
7.0	44.45	48.74	53.03

Implied Share Price (pre-tax Discovery value of $3,200)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 44.55	$ 48.84	$ 53.14
6.0	45.18	49.47	53.76
7.0	45.80	50.10	54.39

Implied Share Price (post-tax Discovery value of $2,080)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 42.78	$ 47.08	$ 51.37
6.0	43.41	47.70	52.00
7.0	44.04	48.33	52.62

Implied Share Price (pre-tax Discovery value of $2,800)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 43.92	$ 48.21	$ 52.50
6.0	44.54	48.84	53.13
7.0	45.17	49.47	53.76

Implied Share Price (post-tax Discovery value of $1,820)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 42.37	$ 46.67	$ 50.96
6.0	43.00	47.29	51.59
7.0	43.63	47.92	52.21

Source: Scott Long-Range Plan (07-Sep-2004)
Note: Assumes 8.0% discount rate on Scott Cable and Business Services and 35% tax rate for Discovery.

Scott Valuation Analysis 45

Scott Valuation Summary
DCF Operational Sensitivities
($ in millions, except per share data)
Implied Share Price (Assumes $3,200 pre-tax Discovery Value)
Revenue Growth Sensitivity
Sensitivity EBITDA
Cable Margin
(3.0)% (1.5)% 0.0% 1.5% 3.0% —— —— —— —— — (2.0)% $41.48 $44.39 $47.46 $50.69 $54.09 (1.0)% 42.64 45.63 48.78 52.09 55.59 0.0% 43.81 46.87 50.10 53.50 57.08 1.0% 44.97 48.11 51.42 54.90 58.57 2.0% 46.14 49.35 52.74 56.31 60.06
Source: Scott Long-Range Plan (07-Sep-2004)
Note: Assumes 8.0% discount rate on Scott Cable (10.0x EBITDA multiple) and Business Services (7.0x EBITDA multiple).
Scott Valuation Analysis 46

Scott Valuation Summary

Median-Adjusted Discount for Trading Value Relative to DCF

($ in millions, except per share data)

Implied Share Price (pre-tax Discovery value of $3,600)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 36.14	$ 39.58	$ 43.01
6.0	36.64	40.08	43.51
7.0	37.15	40.58	44.02

Implied Share Price (post-tax Discovery value of $2,340)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 34.55	$ 37.99	$ 41.42
6.0	35.06	38.49	41.93
7.0	35.56	38.99	42.43

Implied Share Price (pre-tax Discovery value of $3,200)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 35.64	$ 39.07	$ 42.51
6.0	36.14	39.58	43.01
7.0	36.64	40.08	43.51

Implied Share Price (post-tax Discovery value of $2,080)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 34.23	$ 37.66	$ 41.10
6.0	34.73	38.16	41.60
7.0	35.23	38.66	42.10

Implied Share Price (pre-tax Discovery value of $2,800)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 35.13	$ 38.57	$ 42.00
6.0	35.64	39.07	42.51
7.0	36.14	39.57	43.01

Implied Share Price (post-tax Discovery value of $1,820)

2009E CBS EBITDA Multiple	2009E Cable EBITDA Multiple 9.0 x	10.0 x	11.0 x
5.0 x	$ 33.90	$ 37.33	$ 40.77
6.0	34.40	37.84	41.27
7.0	34.90	38.34	41.77

Source: Scott Long-Range Plan (07-Sep-2004)
Note: Assumes 8.0% discount rate on Scott Cable and Business Services and 35% tax rate for Discovery after-tax value. Stock prices adjusted to reflect 80% of DCF value.

Scott Valuation Analysis 47

Scott Valuation Analysis

Potential Sum-of-the-Parts Public Trading Value

($ in millions, except per share data)

Implied Stock Price (pre-tax Discovery value of $3,600)

		Cable Enterprise Value		
		$ 24,000	$ 27,000	$ 30,000
CBS 2005E EBITDA Multiple	5.0 x	$ 35.04	$ 39.77	$ 44.50
	6.0	35.47	40.20	44.93
	7.0	35.90	40.63	45.36

Implied Stock Price (post-tax Discovery value of $2,340)

		Cable Enterprise Value		
		$ 24,000	$ 27,000	$ 30,000
CBS 2005E EBITDA Multiple	5.0 x	$ 33.06	$ 37.79	$ 42.52
	6.0	33.49	38.22	42.95
	7.0	33.92	38.65	43.37

Implied Stock Price (pre-tax Discovery value of $3,200)

		Cable Enterprise Value		
		$ 24,000	$ 27,000	$ 30,000
CBS 2005E EBITDA Multiple	5.0 x	$ 34.41	$ 39.14	$ 43.87
	6.0	34.84	39.57	44.30
	7.0	35.27	40.00	44.73

Implied Stock Price (post-tax Discovery value of $2,080)

		Cable Enterprise Value		
		$ 24,000	$ 27,000	$ 30,000
CBS 2005E EBITDA Multiple	5.0 x	$ 32.65	$ 37.38	$ 42.11
	6.0	33.08	37.81	42.54
	7.0	33.51	38.24	42.96

Implied Stock Price (pre-tax Discovery value of $2,800)

		Cable Enterprise Value		
		$ 24,000	$ 27,000	$ 30,000
CBS 2005E EBITDA Multiple	5.0 x	$ 33.78	$ 38.51	$ 43.24
	6.0	34.21	38.94	43.67
	7.0	34.64	39.37	44.10

Implied Stock Price (post-tax Discovery value of $1,820)

		Cable Enterprise Value		
		$ 24,000	$ 27,000	$ 30,000
CBS 2005E EBITDA Multiple	5.0 x	$ 32.24	$ 36.97	$ 41.70
	6.0	32.67	37.40	42.13
	7.0	33.10	37.83	42.56

Source: Scott Long-Range Plan (07-Sep-2004)
Note: Assumes 35% tax rate for Discovery post-tax valuation.

Scott Valuation Analysis 48

Scott Valuation Analysis
Future Stock Price Analysis ($ in millions, except per share data) — Future Stock Price Sensitivity1 P/E Multiple Sensitivity1 —— — PV of Future Stock Price (9% Disc. Rate) Implied Forward P/E (9% Disc. Rate) —— — 2005 E 2006 E 2007 E 2008 E 2005 E 2006 E 2007 E 2008 E —— —— —— —— —— —— —— —
Cable 9.0 x $ 37.01 $39.95 $42.64 $44.70 Cable 9.0 x 31.9 x 23.9 x 18.5 x 16.1 x EBITDA 10.0 41.09 44.11 46.82 48.83 EBITDA 10.0 x 35.4 26.3 20.3 17.6
Multiple 11.0 45.18 48.26 51.00 52.95 Multiple 11.0 x 38.9 28.8 22.1 19.1 Future Stock Price Sensitivity1 P/E Multiple Sensitivity 1 —— —
PV of Future Stock Price (10% Disc. Rate) Implied Forward P/E (10% Disc. Rate) —— — 2005 E 2006 E 2007 E 2008 E 2005 E 2006 E 2007 E 2008 E —— —— —— —— —— —— —— —
Cable 9.0 x $ 36.62 $39.21 $41.52 $43.16 Cable 9.0 x 31.5 x 23.4 x 18.0 x 15.6 x EBITDA 10.0 40.66 43.29 45.57 47.13 EBITDA 10.0 x 35.0 25.8 19.7 17.0 Multiple 11.0 44.70 47.36 49.63 51.10 Multiple 11.0 x 38.5 28.3 21.5 18.4
Credit Profile — 2005 E 2006 E 2007 E 2008 E —— —— —— —
Total Debt $5,773 $4,763 $3,340 $1,569 Debt/EBITDA 2.0 x 1.5 x 0.9 x 0.4 x EBITDA/Interest 7.5 8.9 13.4 23.6
1 Includes Business Services valued at 7.0x forward EBITDA and the pre-tax Discovery valuation of $3,200 in 2004 is used to calculate the future Discovery valuation in interim future years based on an implied ‘04-’09 CAGR (CAGR assumed to equal the discount rate in each scenario).
Scott Valuation Analysis 49

Scott Valuation Analysis
Theoretical IRR Analysis
($ in millions)
Sources and Uses of Funds % of x LTM Sources Total EBITDA Uses
Term Loan $ 3,000 38% 1.2 x Cash $ 0 Senior Subordinated Debt 4,885 62% 2.0 Scott Equity ($32.00 per share) 7,717 Other Debt 0 0% 0.0 Advisory Fees 10 Total Debt $ 7,885 100% 3.2 x Financing Fees 158 Rollover Equity Investment ($32.00/share) 12,585 Total Sources $ 7,885 100% Total Uses $7,885 Operating Financial Plan Year Ended December 31 2004E 2005E 2006E 2007E 2008E 2009E ‘05-’09 CAGR Revenue $ 6,441 $ 7,196 $ 7,972 $ 8,736 $9,481 $10,200 9.1% Growth 12% 12% 11% 10% 9% 8% — EBITDA $ 2,456 $ 2,824 $ 3,227 $ 3,609 $3,989 $ 4,339 11.3% Margin 38% 39% 40% 41% 42% 43% — EBIT 749 1,152 1,600 2,043 2,607 2,956 26.6% Net Income — 198 482 793 1,178 1,456 64.6% FCF for Debt Service — $587 $929 $ 1,298 $1,592 $ 1,941 34.8% Debt Paydown Schedule Year Ended December 31 2004E PF 2005E 2006E 2007E 2008E 2009E Term Loan $ 3,000 $ 2,297 $ 1,368 $ 70 $ 0 $ 0 Senior Subordinated Debt 4,885 4,885 4,885 4,885 4,885 4,885 Other Debt 6,408 5,773 5,270 5,270 4,820 4,420 Total Senior Debt $14,293 $12,954 $11,523 $10,225 $9,705 $ 9,305 Capital Leases 0 0 0 0 0 0 Total Debt $14,293 $12,954 $11,523 $10,225 $9,705 $ 9,305 Cash 116 0 0 0 1,521 3,462 Net Debt $14,177 $12,954 $11,523 $10,225 $8,183 $ 5,843 Total Debt / LTM EBITDA 5.8 x 4.6 x 3.6 x 2.8 x 2.4 x 2.1 x
Source: Projections per Scott Long-Range Plan (07-Sep-2004) Note: Analysis assumes interest rate of LIBOR + 200 bps on Term Loan and 10-year Treasury + 200 bps on Senior Subordinated Debt; assumes 2.0% financing fees and $10mm of advisory fees.
Scott Valuation Analysis 50

Scott Valuation Analysis
Theoretical IRR Analysis
IRR Analysis (Assumes exit on 12/31/09)
Implied IRR [2] ‘09E EBITDA Multiple / ‘09E Levered FCF Multiple Implied Levered Implied LTM 8.0 x 9.0 x 10.0 x 11.0 x 12.0 x LTM FCF Multiple EBITDA Multiple1 17.4 x 19.6 x 21.9 x 24.1 x 26.4 x 40.6 x 9.1 x $ 28.00 26.00% 28.98% 31.71% 34.23% 36.58% 43.5 9.6 30.00 23.85% 26.83% 29.55% 32.06% 34.40% 46.4 10.1 32.00 21.84% 24.82% 27.54% 30.05% 32.37% Purchase 49.3 10.6 34.00 19.95% 22.93% 25.65% 28.15% 30.47% Price Per 52.2 11.1 36.00 18.16% 21.15% 23.87% 26.37% 28.69% Share 55.1 11.7 38.00 16.47% 19.46% 22.19% 24.69% 27.00% 58.0 12.2 40.00 14.85% 17.86% 20.59% 23.09% 25.40%
IRR Cost of Debt Sensitivity Analysis Implied Equity IRR — Exit 2009 (Assuming $32.00 purchase price) 2009E EBITDA Multiple 8.0 x 9.0 x 10.0 x 11.0 x 12.0 x (50) bps 21.91% 24.88% 27.60% 30.10% 32.42% (25) bps 21.88% 24.85% 27.57% 30.07% 32.40% 0 bps 21.84% 24.82% 27.54% 30.05% 32.37% Cost of Debt Sensitivity [3] 25 bps 21.81% 24.79% 27.51% 30.02% 32.35% 50 bps 21.77% 24.76% 27.48% 29.99% 32.32%
Credit Statistics
PF 2005E 2006E 2007E 2008E 2009E Leverage Ratios Total Debt / EBITDA 5.8 x 4.6 x 3.6 x 2.8 x 2.4 x 2.1 x Senior Debt / EBITDA3.8 2.9 2.1 1.5 1.2 1.0
Coverage Ratios EBITDA / Total Interest Expense 3.4 x 3.4 x 4.1 x 5.0 x 5.9 x 6.6 x EBITDA — Capex / Total Interest Expense 1.4 x 1.8 x 2.5 x 3.4 x 4.3 x 5.2 x
Source: Projections per Scott Long-Range Plan (07-Sep-2004) Note: Analysis assumes interest rate of LIBOR + 200 bps on Term Loan and 10-year Treasury + 200 bps on Senior Subordinated Debt; assumes 2.0% financing fees and $10mm in advisory fees. 1 Excludes Discovery stake. 2 Exit value includes Discovery stake valued at $4,924mm on a pre-tax basis (equivalent to current pre-tax value of $3,200mm grown at a 9% return on equity).
3 Debt spread analysis is applied to Senior Debt and Senior Subordinated Notes.
Scott Valuation Analysis 51

Scott Valuation Analysis
Illustrative Leveraged Repurchase of Scott Equity by Peter
($ in millions, except per share data)
Assumes Scott Incremental Leverage of $6.7bn (and Total Leverage of $13.0bn / 5.3x LTM EBITDA) based on 210mm Shares Purchased at $32/share
Transaction Assumptions Sources and Uses of Funds: $32.00 Purchase Price per Share
Offer Price $ 32 Shares Purchased with Scott Debt 210 LTM Total Shares Purchased 241 Base Purchase Price $ 32 Sources of Funds EBITDA % of Total Scott Equity Purchased 7,717 Maximum Additional Leverage 6,717 Existing Senior Debt $ 6,408 2.6 x 44.9% % Ownership 38.1% x LTM EBITDA 2.7 x New Term Loan 3,000 3.8 x 21.0% Financing Fees 134 New Senior Notes 3,717 5.3 x Equity Contribution from Peter 1,134 5.8 x 8.0%
Total Investment $7,851 Implied Equity Contribution $1,134 Total Sources $14,2595.8 x73.9% Uses of Funds % of Total Scott Equity Purchase $7,717 54.1% Existing Senior Debt 6,408 44.9% Financing Fees 134 0.9%
Total Uses $14,259 100.0%
Operating Financial Plan Debt Paydown Schedule and Credit Statistics 2004E 2005E 2006E 2007E 2008E 2009E 2004E 2005E 2006E 2007E 2008E 2009E Total Debt $ 13,125 $ 12,384 $ 11,430 $ 10,114 $ 8,537 $ 8,137 Revenue $ 6,441 $ 7,196 $ 7,972 $ 8,736 $ 9,481 $ 10,200 Cash 116 0 0 0 32 1,589 Growth — 11.7% 10.8% 9.6% 8.5% 7.6% Net Debt 13,009 12,384 11,430 10,114 8,505 6,548 EBITDA $ 2,456 $ 2,824 $ 3,227 $ 3,609 $ 3,989 $ 4,339 Leverage Ratios Margin 38.1% 39.2% 40.5% 41.3% 42.1% 42.5% Total Debt / EBITDA 5.3 x 4.4 x 3.5 x 2.8 x 2.1 x 1.9 x Net Income — $ 239 $ 510 $ 813 $ 1,198 $ 1,474 Total Debt / (EBITDA — CapEx) 12.4 8.4 5.8 4.1 2.9 2.4 Capital Expenditures 1,400 1,349 1,246 1,127 1,033 961 Coverage Ratios Levered FCF — 626 954 1,315 1,609 1,957 EBITDA / Total Int. Exp. 3.7 x 3.7 x 4.2 x 5.1 x 6.2 x 7.5 x (EBITDA-CapEx) / Total Int. Exp. NA 1.9 2.6 3.5 4.6 5.8
Source: Scott Long-Range Plan (07-Sep-2004) Note: Assumes transaction date of 31-Dec-2004. Assumes interest rates of L+200 bps on new term loan, 10-year Treasury +200 bps on new senior notes and 2.0% blended financing fees.
Scott Valuation Analysis 52

Scott Valuation Analysis
Illustrative Leveraged Repurchase of Scott Equity by Peter
($ in millions, except per share data)
Illustrative Marginal IRR Analysis (Assumes 2009 Exit)
Purchase Price Per Share
$ 28.00 $ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 7.0 x 57% 54.2% 51.6% 49.1% 46.8% 44.5% 42.3 % EBITDA 8.0 x 62.1% 59.3% 56.7% 54.3% 52% 49.8% 47.6 % Exit 9.0 x 66.7% 63.9% 61.3% 58.8% 56.5% 54.3% 52.2 % Multiple 10.0 x 70.8% 68% 65.4% 62.9% 60.6% 58.4% 56.3% 11.0 x 74.5% 71.7% 69.1% 66.6% 64.3% 62.2% 60%
Illustrative Blended IRR Analysis (Assumes 2009 Exit, $32.00 Peter Basis)
Purchase Price Per Share
$ 28.00 $ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 7.0 x 15.6% 13.6% 11.7% 9.8% 8.1% 6.5% 4.9% EBITDA 8.0 x 19.4% 17.4% 15.5% 13.7% 12.0% 10.3% 8.7% Exit 9.0 x 22.8% 20.7% 18.8% 17.0% 15.3% 13.7% 12.1% Multiple 10.0 x 25.8% 23.7% 21.8% 20.0% 18.3% 16.7% 15.2% 11.0 x 28.6% 26.5% 24.6% 22.8% 21.1% 19.5% 17.9%
Illustrative Blended IRR Analysis (Assumes 2009 Exit, $27.58 Peter Basis)
Purchase Price Per Share
$ 28.00 $ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 7.0 x 16.0% 15.3% 14.7% 14.1% 13.5% 12.8% 12.1% EBITDA 8.0 x 19.8% 19.2% 18.6% 18.1% 17.5% 16.9% 16.3% Exit 9.0 x 23.1% 22.6% 22.1% 21.6% 21.0% 20.5% 19.9% Multiple 10.0 x 26.2% 25.7% 25.2% 24.7% 24.2% 23.7% 23.2% 11.0 x 28.9% 28.5% 28.0% 27.5% 27.1% 26.6% 26.1%
Source: Scott Long-Range Plan (07-Sep-2004) Note: Assumes transaction date of 31-Dec-2004. Assumes interest rates of L+200 bps on new term loan, 10-year Treasury +200 bps on new senior notes and 2.0% blended financing fees.
Scott Valuation Analysis 53

Scott Valuation Analysis
Precedent Minority Buyouts / Premia Analysis: Cash Transactions
Initial Inside Aggregate 52-Week Premium over Percent Ownership Consid. for Effective High Prior Initial Bid Initial 52- Final Bid Final Increase in before the Amt. Acq’d. Target Eq./ Acceptance Date Date Target Acquiror to Ann. per Share Premiuma Week High per Share Premiumb Offerc Transaction (000s) Acq. Eq. Value Rate
1 02-Jun-03 Aug-03 Ribapharm ICN Pharmaceuticals$9.45 $5.60 10.2% (40.7)%$6.25 23.0% 11.6% 80%$187,273 61% 98% 2 19-Feb-02 Apr-02 Travelocity.com Sabre Holdings 37.90 23.00 19.8% (39.3)% 28.00 45.8% 21.7% 70% 447,158 16% 87% 3 10-Oct-01 Nov-01 TD Waterhouse Toronto Dominion 17.94 9.00 45.2% (49.8)% 9.50 53.2% 5.6% 89% 402,556 15% 100% 4 22-Aug-01 Sep-01 Homeservices.com MidAmerican Energy Holdings 13.20 17.00 38.8% 28.8% 17.00 38.8% 0.0% 84% 33,000 N/A 50% 5 21-Aug-01 Feb-02 Spectra Physics Thermo Electron 72.25 20.00 46.1% (72.3)% 17.50 27.8% (12.5)% 80% 83,000 6% 82% 6 04-Jun-01 Dec-01 Liberty Financial Cos. Liberty Mutual Insurance 47.22 33.70 (0.3)% (28.6)% 33.70 (0.3)% 0.0% 70% 536,005 N/A 87% 7 23-May-01 Sep-01 Unigraphics Solutions Electronic Data Systems 24.56 27.00 26.7% 9.9% 32.50 52.5% 20.4% 86% 209,000 3% 64% 8 26-Mar-01 Aug-01 CSFBdirect Credit Suisse First Boston 16.00 4.00 60.0% (75.0)% 6.00 140.0% 50.0% 82% 74,000 1% 100% 9 27-Oct-00 Mar-01 Azurix Corp. Enron 14.19 7.00 96.6% (50.7)% 8.38 135.4% 19.7% 65% 330,000 1% NM 10 21-Sep-00 Mar-01 Hertz Corp. Ford Motor 51.75 30.00 23.7% (42.0)% 35.50 46.4% 18.3% 82% 721,000 5% 97% 11 24-Apr-00 Jul-00 Cherry Corp. Investor Group 16.50 18.75 44.2% 13.6% 26.40 103.1% 40.8% 51% 144,000 N/A 100% 12 27-Mar-00 Jun-00 Hartford Life (ITT Hartford) Hartford Financial Services 55.00 44.00 8.6% (20.0)% 50.50 24.7% 14.8% 80% 1,325,000 63% 93% 13 23-Mar-00 Jun-00 Homestead Village Security Capital Group 4.38 3.40 26.5% (22.3)% 4.10 52.6% 20.6% 72% 157,000 46% 100% 14 21-Mar-00 Apr-00 Travelers Property Casualty Citigroup Inc 40.94 41.5 23.2% 1.4% 41.95 24.5% 1.1% 85% 2,449,297 10% 100% 15 16-Mar-00 Sep-00 Vastar Resources BP Amoco 71.63 71.00 12.5% (0.9)% 83.00 31.5% 16.9% 81% 1,575,663 4% 95% 16 14-Mar-00 Jun-00 Howmet International Alcoa 17.80 18.75 1.4% 5.3% 21.00 13.5% 12.0% 81% 349,000 15% 77% 17 31-Jan-00 Apr-00 Thermo BioAnalysis Thermo Instrument Systems 26.06 28.00 51.4% 7.4% 28.00 51.4% 0.0% 70% 168,000 21% 54% 18 01-Dec-99 Apr-00 Boise Cascade Office Products Boise Cascade 15.38 13.25 15.2% (13.8)% 16.50 43.5% 24.5% 81% 205,000 38% 93% 19 05-Nov-99 Nov-99 PEC Israel Economic Corp Discount Investment 36.50 36.50 0.2% 0.0% 36.50 0.2% 0.0% 56% 320,000 31% 70% 20 07-May-99 Jul-99 J Ray McDermott SA McDermott International 47.00 35.62 16.8% (24.2)% 35.62 16.8% 0.0% 63% 514,540 72% 100% 21 01-Apr-99 Aug-99 Aqua Alliance Vivendi SA 3.31 2.00 (11.1)% (39.6)% 2.90 28.9% 45.0% 78% 117,000 3% 77% 22 24-Mar-99 Nov-99 Knoll Inc. Warburg, Pincus Ventures 28.00 25.00 63.9% (10.7)% 28.00 83.6% 12.0% 58% 490,820 N/A 100% 23 19-Mar-99 Jul-99 Spelling Entertainment Group Viacom 9.50 9.00 33.3% (5.3)% 9.75 44.4% 8.3% 81% 191,600 2% 100% 24 27-Oct-98 Dec-98 Citizens Corp. (Hanover Ins. Co.) Allmerica Financial Corp. 34.94 29.00 5.2% (17.0)% 33.25 20.6% 14.7% 82% 212,400 36% 100% 25 19-Oct-98 Feb-99 BRC Holdings Inc. Affiliated Computer Services 21.25 1 9.00 16.9% (10.6)% 19.00 16.9% 0.0% 51% 131,900 32% 100% CASH DEALS Mean 27.0% (19.9)% 44.8% 13.8% 74% 23% 88% 25 Median 23.2% (17.0)% 38.8% 12.0% 80% 15% 96% High 96.6% 28.8% 140.0% 50.0% 89% 72% 100% Low (11.1)% (75.0)% (0.3)% (12.5)% 51% 1% 50%
(a) Initial premium compares the initial bid per share to the target’s last published closing price per share prior to the initial deal announcement. (b) Final premium compares the final bid per share to the target’s last published closing price per share prior to the initial deal announcement. (c) Percent increase in offer compares the final bid per share to the initial bid per share.
Scott Valuation Analysis 54

Scott Valuation Analysis
Precedent Minority Buyouts / Premia Analysis: Stock Transactions
Final Exch. Ratio Inside Pre-Ann. Initial Initial Premium Final Premium over Percent Ownership Aggregate Consid.
Date of Implied Exch. Bid over Implied Bid Implied Exch. Increase in before the for Amt. Acq’d. Target Eq./ Acceptance Ann. Effective TargetAcquiror Ratioa Exch. Ratio Exch. Ratiob Exch. Ratio Ratioc Offerd Transaction (000s) Acq. Eq. Value Rate 1 06-Oct-03 e Dec-03 UGC Europe UnitedGlobalCom 8.20x 9.00x 9.8% 10.30x 25.6% 14.4% 67%$1,320,246 98% NA 2 23-May-03 Sep-03 Fidelity National Info. Solutions Fidelity National Financial 0.52 0.64 24.1% 0.64 24.1% 0.0% 66% 391,891 15% 86% 3 10-Apr-03 f Jun-03 Hotels.com Interactive Corp 1.68 1.81 7.5% 2.40 42.8% 32.9% 68% 1,237,180 19% 85% 4 19-Mar-03 f Aug-03 Expedia Interactive Corp 1.25 1.35 7.5% 1.93 53.8% 43.0% 61% 3,636,000 30% 73% 5 10-Oct-02 f Jan-03 Ticketmaster Interactive Corp 0.75 0.81 7.5% 0.94 24.6% 15.9% 62% 841,051 24% 94% 6 20-Aug-02 Oct-02 Pure Resources Union Oil of California 0.51 0.65 27.0% 0.74 44.0% 13.4% 58% 456,390 11% 83% 7 15-Feb-02 Jun-02 NRG Energy Xcel Energy 0.42 0.48 15.0% 0.50 18.7% 3.2% 73% 672,556 24% 95% 8 04-Feb-02 Mar-02 Intimate Brands Limited 0.99 1.05 6.1% 1.10 11.6% 5.2% 84% 1,644,700 95% 88% 9 07-Nov-01 Jan-02 Aquila (Utilicorp United) UtiliCorp United 0.60 0.69 15.0% 0.69 15.1% 0.0% 80% 414,174 44% 100% 10 04-Oct-01 Dec-01 TyCom Tyco International Ltd. 0.20 0.30 48.0% 0.31 54.7% 4.6% 89% 856,407 5% 100% 11 15-Aug-00 Feb-01 Infinity Broadcasting Corp Viacom Entertainment 0.50 0.56 13.6% 0.59 19.2% 5.0% 64% 13,649,043 36% 95% 12 31-Jan-03 g Jun-00 Thermo Instrument Systems Thermo Electron 0.83 0.85 2.3% 0.85 2.3% 0.0% 70% 832,000 63% 50% 13 31-Jan-00 Jun-00 Thermedics Thermo Electron 0.38 0.45 19.2% 0.45 19.2% 0.0% 66% 169,000 10% 75% STOCK DEALS Mean 16.1% 27.5% 10.3% 70% 31% 85% 12 Median 14.3% 21.7% 4.8% 67% 24% 87% High 48.0% 54.7% 43.0% 89% 95% 100% Low 2.3% 2.3% 0.0% 58% 5% 50%
(a) Pre-announcement implied exchange ratio calculated as the target’s last published closing price prior to the announcement of the initial exchange ratio divided by the acquiror’s last published closing price prior to the announcement of the initial exchange ratio. (b) Initial premium over implied exchange ratio compares the initial bid exchange ratio to the pre-announcement implied exchange ratio. (c) Final exchange ratio premium over implied exchange ratio compares the final exchange ratio to the pre-announcement implied exchange ratio. (d) Percent increase in offer compares the final exchange ratio to the initial bid exchange ratio. (e) Final bid per Peter revised proposal of 10.3 Peter shares per Scott share per 12-Nov-2003 press release. Based on 12-Nov-2003 share price. Included for comparison purposes only. Not included in mean, median, high and low calculations. (f) On 3-Jun-2002, USAInteractive (“USAI” now InterActiveCorp) launched a tender offer for the remaining publicly traded shares of Expedia, Hotels.com and Ticketmaster.com. The exchange ratio for each of the offers represented a 7.5% premium to each of the 31-May-2002 closing stock prices of Expedia, Hotels.com and Ticketmaster.com, respectively. On 5-Jun-2002, USAI announced that, due to market reaction, it would not commence any of the exchange offers and that it did not have any intention at that time to increase any of the exchange ratios applicable to the exchange offers. USAI, however, affirmed its intention to unify USAI with its majority owned public subsidiaries and announced that it would work with the special committee formed by the respective boards of directors to discuss possible alternative transaction structures to accomplish its goals. For the purposes of this analysis, the initial premium is shown as of 3-Jun-2002 and the final premium is shown as of the date of announcement of the respective privately negotiated transactions. (g) Based on 8-Mar-2000 announcement of exact exchange ratio of 0.85x Thermo Electron Shares.
Scott Valuation Analysis 55

VI. Illustrative Alternative Transactions Illustrative Alternative Transactions 56

Illustrative Alternative Transactions Share Repurchase Sensitivity ($in millions, except per share data) Shares Repurchased % of Public Float Size of Share Repurchase Size of Share Repurchase
$ 2,500 $ 3,000 $ 3,500 $ 4,000 $ 4,500 $ 5,000 $ 2,500 $ 3,000 $ 3,500 $ 4,000 $ 4,500 $ 5,000 $ 28.00 89.3 107.1 125.0 142.9 160.7 178.6 $ 28.00 37.0% 44.4% 51.8% 59.2% 66.6% 74.0% 30.00 83.3 100.0 116.7 133.3 150.0 166.7 30.00 34.6% 41.5% 48.4% 55.3% 62.2% 69.1% 32.00 78.1 93.8 109.4 125.0 140.6 156.3 32.00 32.4% 38.9% 45.4% 51.8% 58.3% 64.8% 34.00 73.5 88.2 102.9 117.6 132.4 147.1 34.00 30.5% 36.6% 42.7% 48.8% 54.9% 61.0% 36.00 69.4 83.3 97.2 111.1 125.0 138.9 36.00 28.8% 34.6% 40.3% 46.1% 51.8% 57.6% 38.00 65.8 78.9 92.1 105.3 118.4 131.6 38.00 27.3% 32.7% 38.2% 43.6% 49.1% 54.6% Share Repurchase Price 40.00 62.5 75.0 87.5 100.0 112.5 125.0 Share Repurchase Price 40.00 25.9% 31.1% 36.3% 41.5% 46.7% 51.8%
Implied 2004E Leverage Ratio Implied Credit Rating Size of Share Repurchase Size of Share Repurchase $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 3.6 x 3.8 x 4.0 x 4.2 x 4.4 x 4.6 x Baa3 Baa3 Baa3 Baa3 Baa3 Baa3
Source: Scott Management Plan (7-Sep-2004) Note: Public float based on 241mm shares. Shares repurchased in mm. Illustrative Alternative Transactions 57

Illustrative Alternative Transactions
Alternative Transaction – $5bn Share Repurchase
($ in millions, except per share data)
Pro Forma PV of Future Stock Price1 Alternative Transaction Share Repurchase Sensitivity
Share Repurchase Price
PV of Future Stock Price $28.00 $30.00 $32.00 $34.00 $36.00 $38.00$40.00 2009E Cable EBITDA MultipleShares Repurchased 175.9 164.2 153.9 144.9 136.8129.6 123.1 Cost of Equity 9.0 x 10.0 x 11.0 x 9.0% $52.18 $57.62 $63.07 Credit Profile 10.0% 50.29 55.55 60.80 2004E 2005E 2006E 2007E 2008E2009E Total Debt $11,333 $10,828 $9,955 $8,690 $7,106 $5,129 Debt/EBITDA 4.6 x 3.8 x 3.1 x 2.4 x 1.8 x 1.2 x EBITDA/Interest 6.4 4.7 5.5 6.8 8.3 11.0
Status Quo IRR Analysis IRR Analysis (Pro Forma for Share Repurchase)1
Implied Equity IRR Implied Equity IRR
‘09E EBITDA Mult. / ‘09E Levered FCF Mult. ‘09E EBITDA Mult. / ‘09E Levered FCF Mult.
8.0 x 9.0 x 10.0 x 11.0 x 12.0 x 8.0 x 9.0 x 10.0 x 11.0 x 12.0 x 16.4 x 18.3 x 20.2 x 22.2 x 24.1 x 16.4 x 18.3 x 20.2 x 22.2 x 24.1 x
$28.00 15.5% 17.6% 19.5% 21.3% 23.0% $28.00 18.2% 20.6% 22.9% 25.1% 27.0% 30.00 14.0% 16.0% 18.0% 19.8% 21.4% 30.00 16.6% 19.1% 21.3% 23.4% 25.4%
32.00 12.6% 14.6% 16.5% 18.3% 20.0% 32.00 15.2% 17.6% 19.9% 21.9% 23.9% per Share 34.00 11.3% 13.3% 15.2% 16.9% 18.6% per Share 34.00 13.9% 16.3% 18.5% 20.5% 22.5% Purchase Price 36.00 10.1% 12.1% 13.9% 15.7% 17.3% Purchase Price 36.00 12.7% 15.0% 17.2% 19.2% 21.1% 38.00 9.0% 10.9% 12.8% 14.5% 16.1% 38.00 11.5% 13.9% 16.0% 18.0% 19.9% 40.00 7.9% 9.9% 11.7% 13.4% 15.0% 40.00 10.4% 12.8% 14.9% 16.9% 18.7%
Source: Projections per Scott Long-Range Plan (07-Sep-2004)
Note: Alternative transaction share repurchase assumes fees of $75mm. Future stock price discounted to 21-Sep-2004. Shares repurchased in mm. 1 Assumes $4,925mm share repurchase at $32.00 per share. Pro forma share price assumes equity value decreases and net debt increases by amount of share repurchase.
Illustrative Alternative Transactions 58

Overview of Alternative Transactions
Alternative Transaction – $2bn Share Repurchase + Ongoing Dividend of 25% FCF
($ in millions, except per share data)
Pro Forma PV of Future Stock Price1 Alternative Transaction Share Repurchase Sensitivity
Share Repurchase Price
PV of Future Stock Price $28.00 $30.00 $32.00 $34.00 $36.00 $38.00 $40.00 2009E Cable EBITDA MultipleShares Repurchased 70.4 65.7 61.6 57.9 54.751.8 49.3 Cost of Equity 9.0 x 10.0 x 11.0 x 9.0% $47.87 $52.55 $57.22 Credit Profile 10.0% 46.34 50.86 55.39 2004E 2005E 2006E 2007E 2008E2009E Total Debt $8,378 $7,772 $6,942 $5,936 $4,581 $2,940 Debt/EBITDA 3.4 x 2.8 x 2.2 x 1.6 x 1.1 x 0.7 x EBITDA/Interest 6.4 6.1 7.0 8.9 11.1 16.3
Status Quo IRR Analysis IRR Analysis (Pro Forma for Share Repurchase)1
Implied Equity IRR Implied Equity IRR
‘09E EBITDA Mult. / ‘09E Levered FCF Mult. ‘09E EBITDA Mult. / ‘09E Levered FCF Mult.
8.0 x 9.0 x 10.0 x 11.0 x 12.0 x 8.0 x 9.0 x 10.0 x 11.0 x 12.0 x 16.4 x 18.3 x 20.2 x 22.2 x 24.1 x 17.0 x 18.9 x 20.7 x 22.6 x 24.4 x
$28.00 15.5% 17.6% 19.5% 21.3% 23.0% $28.00 16.8% 19.0% 21.1% 23.0% 24.8% 30.00 14.0% 16.0% 18.0% 19.8% 21.4% 30.00 15.2% 17.4% 19.5% 21.4% 23.1%
32.00 12.6% 14.6% 16.5% 18.3% 20.0% 32.00 13.8% 16.0% 18.0% 19.9% 21.6% per Share 34.00 11.3% 13.3% 15.2% 16.9% 18.6% per Share 34.00 12.5% 14.7% 16.7% 18.5% 20.2% Purchase Price 36.00 10.1% 12.1% 13.9% 15.7% 17.3% Purchase Price 36.00 11.3% 13.4% 15.4% 17.2% 18.9% 38.00 9.0% 10.9% 12.8% 14.5% 16.1% 38.00 10.2% 12.3% 14.2% 16.0% 17.7% 40.00 7.9% 9.9% 11.7% 13.4% 15.0% 40.00 9.1% 11.2% 13.1% 14.9% 16.6%
Source: Projections per Scott Long-Range Plan (07-Sep-2004) Note: Alternative transaction share repurchase assumes fees of $30mm. Future stock price discounted to 21-Sep-2004. Shares repurchased in mm. 1 Assumes $1,970mm share repurchase at $32.00 per share. Pro forma share price assumes equity value decreases and net debt increases by amount of share repurchase.
Illustrative Alternative Transactions 59

Dividend Increase Analysis
Citizens Communications Case Study
Transaction Terms # On July 11, 2004, CZN announced that it concluded its review of financial and strategic alternatives and will pay a one time dividend of $2 per share and will institute a regular annual dividend of $1 per share
# The dividend policy will provide an ongoing dividend stream to shareholders while enabling the company to maintain a strong balance sheet
# The special dividend and first quarterly dividend will be paid out of cash balances and no debt will be incurred as a result of paying these dividends. Future free cash flows in excess of dividends will be used for general corporate purposes, which may include debt reduction, repurchase of stock or growth opportunities
# The annual dividend of $1 per share represents a pay out of approximately 73% of expected free cash flow for 2004 excluding such charges and assuming conversion of all of the company’s equity units and EPPICS1
# # The $2 per share special dividend as well as the first quarterly dividend of $0.25 per share will be paid on September 2, 2004 to stockholders of record on August 18, 2004
Research Commentary
“We estimate that Citizens is currently yielding around 7.9%... We view this yield as a highly attractive return given that the company is only paying out 65% of our 2005E FCF and the company’s business remains highly defensible.” — Frank Louthan IV, Raymond James (4-Aug-2004)
“We continue to believe that the shares look expensive on the basis that the share price ex-special dividend implies a recurrent yield of 8%, which compares to yields of 7.7 – 9.2 for the long bonds, implying that equity holders are not being compensated for equity risk.” — Nigel Coe, Deutsche Bank (4-Aug-2004)
“We believe the company’s shareholder base continues to transition to one more interested in yield and the stock will continue to appreciate as this transition slowly occurs.” — Frank Louthan IV, Raymond James (4-Aug-2004)
“Management’s confidence in the sustainability of the dividend... combined with new information that the dividends were going to be taxable for federal purposes as dividends and not capital gains, makes Citizens’ Pro-Forma dividend yield of 8% highly attractive. “ — Simon Flannery, Morgan Stanley (3-Aug-2004)
Source: 11-Jul-2004 press release and Wall Street Research 1A debt and common stock hybrid classified as a debt security on which dividends are paid.
Illustrative Alternative Transactions 60

Citizens Share Price Performance
Source: FactSet, Factiva, and press releases
Illustrative Alternative Transactions 61

Special Dividend Database
Domestic Special Dividends over $25mm Since 19981
Stock Total Relative Price Performance Statistics (%)2 Price on Size of Market Change Pre-Announce Announce to ex-Date Ex-Date and Beyond
Declaration Dividend Declare Dividend Dividend Cap. In 90 30 Ann. Declare Ann. +1 to Ex- Ex. +30 Ex. +90 Date3 Company Per Share Date as a % ($mm) ($mm) Volume4 Days Days Date5 Date Ex-Date Date Days Days 12/18/1998 Host Marriott6 $1.00 $13.81 7.2% $229 $3,163 332.5% (12.2) (4.7) 5.9 0.1 (1.4) (0.3) (4.0) (20.4) 02/24/1999 Elbit Medical Imaging 2.00 11.94 16.8% 46 274 45.0% 8.1 14.9 3.2 (3.0) (1.6) 0.1 (8.0) (5.0) 03/21/1999 Investment Technology 4.00 31.83 12.6% 75 594 32.3% 1.8 12.4 1.1 (2.7) 0.6 5.1 20.2 (12.1) Group 05/12/1999 Collins & Aikman 0.71 6.50 10.9% 44 403 59.2% 4.3 57.2 2.4 2.6 9.7 2.6 1.5 (1.8) 07/05/1999 Gartner7 1.19 20.38 5.9% 125 2,132 18.2% (18.2) (14.5) (13.2) 0.5 (0.3) 5.0 11.7 (40.0) 02/07/2000 Sabre Holdings 5.20 46.88 11.1% 675 6,085 15.3% 4.7 (3.1) 6.4 (1.1) 2.3 (1.6) (1.6) (21.7) 05/19/2000 Westpoint Stevens7 2.00 18.00 11.1% 99 890 1379.0% 4.6 6.9 N.M. (25.9) (5.6) 4.8 (22.2) 15.0 06/27/2000 Ford Motor Co 20.00 42.88 46.6% 24,097 51,659 -15.6% (0.5) (16.3) 1.8 2.3 3.2 4.8 (19.2) (9.1) 08/03/2000 Ziff-Davis 2.50 13.75 18.2% 275 1,512 61.0% 23.6 48.2 (2.2) 1.1 (2.9) 4.2 (4.0) N.A. 10/27/2000 Coastcast Corp 5.00 15.06 33.2% 37 111 89.7% 10.4 (1.1) N.M. 7.3 (6.0) 6.0 (10.7) (9.0) 04/30/2001 Capstead Mortgage 7.30 15.69 46.5% 200 430 82.7% 30.3 9.6 N.M. 1.8 2.3 (4.7) 38.5 49.2 07/17/2001 Getty Realty6 4.15 21.10 19.7% 64 326 1105.6% 31.9 6.1 N.M. 0.9 (0.5) 1.2 10.2 11.9 12/17/2001 CRT Properties 1.74 17.50 9.9% 37 370 176.8% (9.0) 1.8 0.7 (0.4) (1.1) 3.3 (0.1) 8.1 06/17/2002 Gentiva Health 7.76 26.00 29.8% 203 680 N.M. 19.4 7.4 8.9 1.5 1.5 21.1 9.3 09/12/2002 Instinet Group 1.00 5.25 19.0% 249 1,305 15.2% (14.1) 7.9 0.4 (0.1) 4.8 (7.7) (24.5) 7.7 12/11/2002 Capstead Mortgage Corp 7.19 20.03 35.9% 100 279 177.6% (8.0) 3.3 N.M. 14.0 10.1 0.9 (6.4) (17.2) 06/10/2003 Regal Entertainment Group 5.05 22.20 22.7% 715 3,141 58.2% (1.6) 3.4 5.7 0.5 1.4 1.3 (3.4) (2.3) 07/22/2003 CDI Corp 2.00 24.24 8.3% 39 471 55.5% (4.4) (6.1) N.M. 5.1 2.7 1.5 (3.2) 17.5 07/29/2003 Syntel 1.25 20.88 6.0% 49 825 107.7% 31.3 31.0 N.M. 9.4 (2.0) 3.0 (7.9) (7.1) 08/28/2003 Florida East Coast Industries 1.50 30.82 4.9% 55 1,130 17.9% 3.4 6.5 N.M. (0.3) 2.0 3.1 (3.7) (2.2) 09/04/2003 Cousins Properties 2.07 29.52 7.0% 100 1,430 392.2% 1.7 (0.3) N.M. 2.1 (1.2) (0.8) (0.0) 3.9 10/08/2003 Cattelus Development Corp6 3.83 26.01 14.7% 350 2,377 4.7% 12.4 8.4 1.1 1.8 (0.5) (0.9) 4.8 5.8 11/03/2003 Rayonier6 6.47 43.10 15.0% 275 1,832 -11.1% 15.6 2.0 12.2 (0.2) (0.8) 1.4 2.4 4.2
Source: Bloomberg, Company Press Releases and SEC Filings 1 Dividends must represent at least 5% of equity market cap at time of announcement. Minimum market cap of $75 million. Excludes special dividends related to REIT acquisitions.
2 Represents raw price performance vs. raw price performance of S&P500 over the same period (excludes regular dividend yields) 3 Pre-open and intraday announcements taken back to previous day’s close to capture relevant price effects. 4 Represents average daily trading volume from dividend declaration date to ex-date compared to 3 month period prior to announcement.
5 In certain instances, companies will announce the intent to pay a dividend prior to actual declaration (rather than announcing / declaring on the same date). Announcement date performance captures the price effect on this day
6Denotes situations where companies paid special dividends in concert with a REIT conversion 7Denotes situations where company announced negative news concurrent with dividend
Illustrative Alternative Transactions 62

Special Dividend Database
Domestic Special Dividends over $25mm Since 19981
Stock Total Relative Price Performance Statistics (%)2 Price on Size of Market Change Pre-Announce Announce to ex-Date Ex-Date and Beyond
Declaration Dividend Declare Dividend Dividend Cap. In 90 30 Ann. Declare Ann. +1 to Ex- Ex. +30 Ex. +90 Date3 Company Per Share Date as a % ($mm) ($mm) Volume4 Days Days Date5 Date Ex-Date Date Days Days 11/09/2003 Redwood Trust $4.75 $51.10 9.3% $89 $963 103.0% 20.7 16.6 N.M. 7.6 (0.8) 1.5 (7.6) 0.5 12/08/2003 Allstream 2.70 56.15 4.8% 54 1,123 -33.0% 26.1 12.5 N.M. 1.9 0.1 (0.4) (1.9) (9.1) 12/10/2003 Manufactured Home 8.00 38.62 20.7% 180 868 35.7% (3.0) (0.2) 1.1 (1.7) 0.7 1.1 13.4 9.6 Communities 12/12/2003 Graco Inc 2.25 39.43 5.7% 104 1,814 -2.6% (3.3) 2.2 N.M. 2.1 (0.7) 1.0 9.6 7.3 12/21/2003 Eagle Materials 6.00 58.20 10.3% 113 1,095 97.2% 16.4 3.4 7.3 (1.1) 2.3 5.1 (2.7) 3.7 01/13/2004 Celeritek 4.50 7.98 56.4% 56 99 340.0% (5.7) 5.5 N.M. 3.8 1.7 1.0 (8.4) 0.1 01/28/2004 Renaissance Learning 2.15 26.53 8.1% 67 824 267.4% (2.6) 8.0 N.M. 16.3 (4.6) (2.1) (1.9) (12.5) 02/02/2004 Liberty Corp 4.00 46.88 8.5% 76 888 32.0% 1.2 (3.1) N.M. 3.4 (0.4) 2.9 (5.3) (5.9)
02/17/2004 Saucony Inc 4.00 21.00 19.0% 25 130 419.1% 16.3 (1.5) N.M. 4.7 2.7 (4.6) (0.8) 9.2 03/04/2004 National Beverage 1.00 10.30 9.7% 37 377 164.5% 27.4 24.2 N.M. 4.2 5.3 (0.2) (15.1) (17.3) 03/14/2004 Saks 2.00 16.62 12.0% 284 2,360 112.9% 10.4 (0.2) N.M. 4.0 (1.3) 3.9 (1.3) 04/01/2004 Brookfield Homes 9.00 37.18 24.2% 278 1,148 58.9% 33.5 18.8 N.M. 5.4 (0.9) 2.3 20.7 04/11/2004 Russ Berrie & Co7 7.00 35.05 20.0% 145 726 171.8% 7.6 (4.5) N.M. (21.2) 4.3 (1.8) (1.6) 04/23/2004 Value Line 17.50 53.15 32.9% 175 531 1901.0% 8.1 2.3 N.M. 20.8 3.0 (0.7) (23.2) 04/26/2004 Metro-Goldwyn-Mayer 8.00 20.17 39.7% 1,901 4,792 105.9% 22.8 13.7 11.5 2.6 2.9 (0.4) (3.8) 04/26/2004 Ethan Allen Interiors 3.00 40.05 7.5% 112 1,493 109.1% (11.8) (4.7) N.M. 6.1 (0.1) 4.0 (7.7) 05/12/2004 Regal Entertainment Group 5.00 21.67 23.1% 710 3,077 199.3% 7.2 1.1 4.5 1.6 1.6 5.2 0.1 07/11/2004 Citizens Communications 2.00 13.11 15.3% 575 3,768 307.9% 4.0 4.6 N.M. 7.5 3.0 (1.4) 07/20/2004 Microsoft Corp 3.00 28.32 10.6% 32,384 305,706 12.6 2.2 N.M. 3.2 0.2 07/21/2004 CDI Corp7 2.00 33.59 6.0% 39 660 101.3% 2.3 0.1 N.M. (12.8) (1.1) 0.9 09/01/2004 Mueller Industries Inc 15.00 39.00 38.5% 525 1,364 19.7 1.4 N.M. 6.3 Average 18.1% 212.0% 7.8 3.3 1.9 1.2 (1.1) (0.9) Median 13.6% 97.2% 5.9 2.8 2.0 1.3 (2.3) (0.8)
Source: Bloomberg, Company Press Releases and SEC Filings 1 Dividends must represent at least 5% of equity market cap at time of announcement. Minimum market cap of $75 million. Excludes special dividends related to REIT acquisitions.
2 Represents raw price performance vs. raw price performance of S&P500 over the same period (excludes regular dividend yields) 3 Pre-open and intraday announcements taken back to previous day’s close to capture relevant price effects. 4 Represents average daily trading volume from dividend declaration date to ex-date compared to 3 month period prior to announcement.
5 In certain instances, companies will announce the intent to pay a dividend prior to actual declaration (rather than announcing / declaring on the same date). Announcement date performance captures the price effect on this day
6Denotes situations where companies paid special dividends in concert with a REIT conversion 7Denotes situations where company announced negative news concurrent with dividend
Illustrative Alternative Transactions 63

VII. Scott Credit Analysis
Scott Credit Analysis 64

Scott Credit Analysis
Scott – Debt Capacity
In assessing Scott’s debt capacity, greater focus should be placed on Moody’s ratings to reflect differences between Moody’s and S&P in analytical approach and views on the cable sector
# As evidenced by the ratings of Comcast (Baa3/BBB), Cablevision (Ba3/BB), Mediacom (B1/BB) and Insight (B1/BB) S&P is more sanguine than Moody’s with regard to credit quality among cable MSOs
# Moody’s lower ratings therefore serve as more of a constraint with regard to the leverageability of cable assets at any given rating level
# Moody’s and S&P also adopt different analytical approaches in assessing Scott, resulting in Moody’s ratings being more relevant in assessing the standalone credit quality of Scott
— S&P utilizes a consolidated analytical approach in rating the Scott/Peter family of companies
— S&P therefore equalizes the corporate credit ratings of Peter, Radio and Scott
— As a result, S&P’s ratings do not capture any differences in the standalone credit quality of each of the rated entities within the family of companies
— Moody’s analysis is based upon assessments of the standalone credit quality of each of the entities within the family of companies
— Moody’s senior unsecured ratings are therefore different for each of the rated entities within the family
Company Senior Unsecured Rating Peter Baa1 Scott Baa2 Radio Baa3
Scott Credit Analysis 65

Scott Credit Analysis
Scott – Debt Capacity
# Given its consolidated approach to rating the Peter family of companies, S&P’s ratings do not capture any differences in the standalone credit quality of each of the rated entities
# Both Moody’s and Fitch analyze Scott based upon an assessment of its standalone credit quality
— As a result, the focus of the analysis in determining the impact of this transaction on Scott’s standalone credit quality should be on the ratings of Moody’s and Fitch
# Both Moody’s and Fitch have placed Scott on review for possible downgrade, pending further analysis of final price, debt placement in the corporate structure, and forward operating expectations
— Neither agency has indicated the extent of a possible downgrade
— Recently, the agencies have been less tolerant of financial leverage in the cable sector, reflecting the increased business risk from DBS competition for video subscribers and from the RBOCs for high-speed Internet service
# Given the relative stability of Scott’s subscription-based business model, anticipated EBITDA growth and the extent of free cash flow generation, leverage levels can initially peak above the targets, provided free cash flow is utilized to reduce leverage to the levels shown below within approximately 12 months
Debt / EBITDA Guidelines 1 Peak Leverage Steady State Leverage Baa2 3.9x Baa2 3.25x Baa3 4.7x Baa3 4.00x Ba1 5.4x Ba1 4.75x Ba2 6.2x Ba2 5.50x Ba3 6.9x Ba3 6.25x
1GS Internal Estimates.
Scott Credit Analysis 66

Scott Credit Analysis
Debt Raised at Various Offer Prices
($ in millions)
The currently contemplated transaction involves a joint tender structure through which 210mm shares are purchased by Scott and 30mm shares are purchased by Peter
Scenario 1: Incremental Borrowing for 210mm Shares Occurs at Scott Level
Purchase Price Per Share $ 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ 42.00 $ 44.00 2004YE Scott Existing Debt $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 Scott New Debt 6,717 7,137 7,557 7,976 8,396 8,816 9,236 2004PF Total Scott Debt 13,125 13,545 13,965 14,384 14,804 15,224 15,644 Total Debt / 2004E EBITDA 5.3 x 5.5 x 5.7 x 5.9 x 6.0 x 6.2 x 6.4 x Implied Rating Ba1 Ba1 Ba1 Ba1/Ba2 Ba2 Ba2 Ba2/Ba3 2005PF Total Debt $12,384 $12,819 $13,255 $13,691 $14,139 $14,574 $15,012 Total Debt / 2005E EBITDA 4.4 x 4.5 x 4.7 x 4.8 x 5.0 x 5.2 x 5.3 x 2006PF Total Debt $11,419 $11,871 $12,323 $12,774 $13,252 $13,705 $14,159 Total Debt / 2006E EBITDA 3.5 x 3.7 x 3.8 x 4.0 x 4.1 x 4.2 x 4.4 x Total Peter Funding Required1 $ 1,000 $ 1,063 $ 1,125 $ 1,188 $ 1,250 $ 1,313 $ 1,375 Total Peter + Scott Funding $ 7,717 $ 8,199 $ 8,682 $ 9,164 $ 9,646 $10,129 $10,611
Scenario 2: Incremental Borrowing for 210mm Shares Occurs at Peter Level
Purchase Price Per Share $ 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ 42.00 $ 44.00 2004YE Scott Existing Debt $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 Scott New Debt 6,717 6,717 6,717 6,717 6,717 6,717 6,717 2004PF Total Scott Debt 13,125 13,125 13,125 13,125 13,125 13,125 13,125 Total Debt / 2004E EBITDA 5.3 x 5.3 x 5.3 x 5.3 x 5.3 x 5.3 x 5.3 x Implied Rating Ba1 Ba1 Ba1 Ba1 Ba1 Ba1 Ba1 2005PF Total Debt $12,384 $12,384 $12,384 $12,384 $12,384 $12,384 $12,384 Total Debt / 2005E EBITDA 4.4 x 4.4 x 4.4 x 4.4 x 4.4 x 4.4 x 4.4 x 2006PF Total Debt $11,419 $11,419 $11,419 $11,419 $11,419 $11,419 $11,419
Total Debt / 2006E EBITDA 3.5 x 3.5 x 3.5 x 3.5 x 3.5 x 3.5 x 3.5 x Total Peter Funding Required2 $ 1,000 $ 1,482 $ 1,965 $ 2,447 $ 2,929 $ 3,412 $ 3,894 Total Peter + Scott Funding $ 7,717 $ 8,199 $ 8,682 $ 9,164 $ 9,646 $10,129 $10,611
1 Reflects funding for 30mm shares purchased at Peter level. 2 Reflects funding for 30mm shares purchased at Peter level and incremental funding for the 210mm shares purchased at Scott level above $32 per share.
Scott Credit Analysis 67

Scott Credit Analysis
Implied Senior Unsecured Ratings
Scenario 1: Assumes 210mm shares purchased by Scott and 30mm shares purchased by Peter and any incremental borrowing related to the purchase of 210mm shares occurs at the Scott level
Scott Rating Peter Rating Offer Price Moody’s S&P Moody’s S&P $32 Ba1 BBB- Baa2 BB+ $34 Ba1 BBB- Baa2 BB+ $36 Ba1 BBB- Baa2 BB+ $38 Ba1/Ba2 BBB- Baa2/Baa3 BB+ $40 Ba2 BBB-/BB+ Baa3 BB+/BB
Scenario 2: Assumes 210mm shares purchased by Scott and 30mm shares purchased by Peter and any incremental borrowing related to the purchase of 210mm shares occurs at the Peter level
Scott Rating Peter Rating Offer Price Moody’s S&P Moody’s S&P $32 Ba1 BBB- Baa2 BB+ $34 Ba1 BBB- Baa3 BB+ $36 Ba1 BBB- Ba1 BB+ $38 Ba1 BBB- Ba2 BB+ $40 Ba1 BBB-/BB+ Ba2 BB+/BB
Source: GS estimates
Scott Credit Analysis 68

Peter Corporate Structure
$32 Per Share – Current Proposal
($ in millions)
Note: Profile of other Peter business relies on publicly available information. Sources: Scott Long-Range Plan (07-Sep-2004) and CSFB Research (13-Sep-2004); latest Peter Annual Report and Website
Scott Credit Analysis 69

Peter Corporate Structure
$40 Per Share – Scenario #1 (Incremental Borrowing at Scott Level for 210mm Share Purchase)
($ in millions)
Note: Profile of other Peter business relies on publicly available information. Sources: Scott Long-Range Plan (07-Sep-2004) and CSFB Research (13-Sep-2004); latest Peter Annual Report and Website
Scott Credit Analysis 70

Peter Corporate Structure
$40 Per Share – Scenario #2 (Incremental Borrowing at Peter Level for 210mm Share Purchase)
($ in millions)
Note: Profile of other Peter business relies on publicly available information. Sources: Scott Long-Range Plan (07-Sep-2004) and CSFB Research (13-Sep-2004); latest Peter Annual Report and Website
Scott Credit Analysis 71

Appendix A: Discovery
Discovery 72

Discovery
DCF Analysis
($ in millions)
Discount Rate
Implied Discovery Enterprise Value 2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x
10.0% $18,153 $19,945 $21,737 $23,529 11.0% 17,647 19,386 21,126 22,866 12.0% 17,159 18,848 20,537 22,227 13.0% 16,689 18,330 19,970 21,611 14.0% 16,236 17,830 19,424 21,018
Discount Rate
Value of Scott Stake (after-tax) 2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x
10.0% $2,519 $2,809 $3,099 $3,389 11.0% 2,437 2,719 3,000 3,282 12.0% 2,358 2,632 2,905 3,179 13.0% 2,282 2,548 2,813 3,079 14.0% 2,209 2,467 2,725 2,983
Discount Rate
U.S. Networks Ent. Value / DSC Sub 2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x
10.0% $139 $156 $173 $189 11.0% 134 151 167 183 12.0% 130 146 161 177 13.0% 125 141 156 171 14.0% 121 136 151 166
Discount Rate
Implied Discovery Equity Value 2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x
10.0% $15,565 $17,357 $19,149 $20,941 11.0% 15,059 16,798 18,538 20,278 12.0% 14,571 16,260 17,949 19,639 13.0% 14,101 15,742 17,382 19,023 14.0% 13,648 15,242 16,836 18,430
Discount Rate
Implied 2005E EBITDA Multiple
2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x
10.0% 16.6 x 18.2 x 19.9 x 21.5 x 11.0% 16.1 17.7 19.3 20.9 12.0% 15.7 17.2 18.8 20.3 13.0% 15.3 16.8 18.3 19.8 14.0% 14.9 16.3 17.8 19.2
Discount Rate
Implied Perpetuity Growth Rate of Unlevered FCF 2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x
10.0% 3.3% 3.9% 4.5% 4.9% 11.0% 4.3% 4.9% 5.4% 5.9% 12.0% 5.2% 5.8% 6.4% 6.8% 13.0% 6.1% 6.8% 7.3% 7.8% 14.0% 7.1% 7.7% 8.3% 8.7%
Source: Discovery Management projections provided by Scott Note: Valuation assumes net debt is 100% allocated to the U.S. Networks; assumes tax rate of 35%.
Discovery 73

Discovery
WACC Analysis
($ in millions)
Scripps Liberty Media Fox Viacom
Market Value of Debt (1) $458 $9,449 $ 5,180 $ 9,821 Market Cap (2) $7,122 $23,219 $28,279 $58,418 Debt / Market Cap 5.7% 40.4% 18.4% 16.5% Equity / Total Cap 94.6% 71.2% 84.5% 85.8% Tax Rate (3) 35.0% 35.0% 35.0% 35.0% Raw Equity Beta 0.87 1.24 1.20 1.31 Asset Beta 0.73 1.08 1.08 1.26 Median Asset Beta 1.08 Mean Asset Beta 1.04 Discovery Market Value of Debt $2,588 $ 2,588 $ 2,588 Market Cap $11,500 $13,000 $14,500 Debt / Market Cap 22.5% 19.9% 17.8% Tax Rate 35.0% 35.0% 35.0% Mean Asset Beta 1.04 1.04 1.04 Equity Beta (levered) 1.19 1.17 1.16
Risk-free Rate (10-yr UST) 4.2% 4.2% 4.2% Market Risk Premium 6.9% 6.9% 6.9% WACC 12.4% 12.3% 12.2%
Source: Wall Street Research, public filings, Bloomberg (Raw Beta), and Ibbotson (equity risk premium) 1Market value of debt assumed to be book value. 2Market capitalization calculated as of 21-Sep-2004. 335% tax rate assumed for Scripps, Liberty Media, Fox and Viacom.
Discovery 74

Discovery
Financial Update
($ in millions)
Revised Management Plan 2004E 2004E % Change 2003A
Revenue U.S. Networks $1,638 $1,691 (3)% $1,351 International Networks 519 483 7% 416 BBC/DCI JV’s 71 69 3% 58 Consumer Products 213 231 (8)% 190 I/C Eliminations (20) (20) 0% (20) Total Revenue $2,454 (1)% $1,995 EBITDA U.S. Networks 632 651 (3)% 487 International Networks 94 100 (6)% 87 BBC/DCI JV’s (19) (17) NM (18) Consumer Products (24) (13) NM (47) EBITDA Margin
Source: Discovery management projections and revisions to forecast (provided by Scott management)
Discovery 75

Goldman Sachs

Discovery

Merrill Lynch Discovery Valuation Summary

($ in millions)

	Current Valuation Range			
	Low	Medium	High	Methodology
Established Operations				
Discovery Channel - U.S.	$ 5,033	$ 5,442	$ 5,831	13x-15x 2004E OCF
The Learning Channel	5,208	5,608	6,009	13x-15x 2004E OCF
Discovery Channel Europe	597	676	760	100% of DCF, 10x-12x 2008E OCF with discount rates of 16%-18%
Discovery Channel Latin America	271	306	344	100% of DCF, 9.5x-11.5x 2008E OCF with discount rates of 24%-26%
Discovery Channel Asia	167	186	205	9x-11x 2004E OCF
Total Established Operations	$ 11,276	$ 12,218	$ 13,148	
Developing Operations				
U.S. Programming				
Animal Planet	$ 859	$ 964	$ 1,076	80% of DCF, 12x-14x 2008E OCF with discount rates of 14%-16%
The Travel Channel	989	1,119	1,259	100% of DCF, 11x-13x 2008E OCF with discount rates of 15%-17%
Discovery Health Channel	373	432	495	80% of DCF, 10x-12x 2008E OCF with discount rates of 18%-20%
The Science Channel	203	229	257	100% of DCF, 10x-12x 2008E OCF with discount rates of 18%-20%
Discovery Wings	211	239	269	100% of DCF, 10x-12x 2008E OCF with discount rates of 18%-20%
BBC - America	255	287	321	100% of DCF, 10x-12x 2008E OCF with discount rates of 18%-20%
Other	408	488	574	
Total U.S. Programming	$ 3,298	$ 3,757	$ 4,252	
International Programming	$ 630	$ 717	$ 808	
New Initiatives	9	12	15	
U.S. Non-Programming	125	149	175	
Interactive / Online	341	334	326	
Total Developing Operations	$ 4,402	$ 4,969	$ 5,575	
Total Enterprise Value	$ 15,678	$ 17,186	$ 18,723	
Less: Net Debt	(2,343)	(2,343)	(2,343)	Net debt as of 12/31/03
Equity Valuation	$ 13,335	$ 14,843	$ 16,380	
Implied Scott Stake (24.9%)	3,320	3,696	4,079	

Source: Merrill Lynch Discovery Valuation (18-Feb-2004) provided by Scott Management

Discovery 76

Discovery
($ in millions)
Scripps Analysis 2004E 2005E
$8,971 $8,971 Total Enterprise Value Newspaper EBITDA 260 286 Median Newspaper EBITDA Multiple [1] 10.8 x 10.4 x Newspaper Enterprise Value $2,799 $2,969 Television EBITDA 122 106 Median Television EBITDA Multiple [2] 10.5 x 10.9 x Television Enterprise Value $1,273 $1,151 Implied Programming Enterprise Value $4,938 $4,890 Programming EBITDA [3] 249 321 % Growth — 28.8% Implied Programming EBITDA Multiple 19.8 x 15.3 x
Implied Prog. EBITDA Multiple / Growth 0.69 x Source: Company SEC filings and Wall Street Research
Scott Management Valuation Summary
Private Public 100% FV of 100% FV of Discovery Implied Value Discovery Implied Value (Enterprise for 25% Equity (Enterprise for 25% Equity
Date Firm Value) Interest5 Value) Interest5 29-Apr-2004 Morgan Stanley $13,217 $2,654 $13,217 $2,654 23-Apr-2004 Deutsche Bank 14,045 2,861 11,236 2,159 20-Apr-2004 CSFB 16,450 3,463 13,160 2,640 30-Mar-2004 Prudential 15,060 3,115 15,060 3,115 16-Mar-2004 UBS Warburg 12,806 2,552 12,806 2,552 Pre-Tax Mean $14,316 $2,929 $13,096 $2,624 Median 14,045 2,861 13,160 2,640 Post-Tax Mean $ 9,305 $1,912 $ 8,512 $1,712 Median 9,129 1,882 8,554 1,711
Source: Wall Street Research, press releases, Factiva and Scott Management analysis
1Includes Gannett, Knight-Ridder and McClatchy. 2Includes Hearst-Argyle and LIN TV. 3Includes Category TV, Licensing/Other Media, Shop At Home, and Corporate. 4Based on proportionate EBITDA figure per Smith Barney Citigroup Research. 5Assumes 35% tax rate and 2003YE net debt of $2,600mm. 6Full-time equivalent subscribers. 7EBITDA figures represent historical Operating Cash Flows per Kagan unless otherwise noted. 8EBITDA multiple uses actual historical EBITDA per public filings.
Discovery 77

Discovery
Potential Structural Alternatives for Discovery
Overview of Discovery Agreement (Sale of Discovery Shares)
# Scott must sell all, and not less than all, of its Discovery shares and the buyer must acquire all, and not less than all, of those shares
# Third Party Offer: — In writing and binding — Identifying the Third Party
— Describing all consideration, material terms and conditions, including a covenant to pledge the Discovery Shares to the Banks pursuant to its existing Pledge Agreement
— Using customary conditions only -No unstated conditions -No contingencies — Offer must accurately reflect fair market value of offered shares
# Must submit the Third Party Offer along with a written offer to sell the shares at the Third Party Price to both Newhouse and Liberty
# Third Party Price must include an amount equal to the fair market value of any non-cash consideration
# Once a Third Party Offer is submitted, than Newhouse and/or Liberty can take anywhere from 30 to 55 days to elect in writing to acquire the shares and up to another 90 days to close the sale
# If Newhouse and liberty do not elected to purchase all the shares of Scott, then Scott shall have the right to sellall its shares to the Third Party within 90 days following the last election period
# Newhouse and Scott have reciprocal ROFR on each other’s shares
Potential Structural Alternatives # Split-off with Cash # Mixing bowl partnership # Sale for stock hedges # Borrow against Discovery Stake
Source: Scott management
Discovery 78

Discovery
Potential Structural Alternatives for Discovery Stake Overview
Structure Summary Description Rationale/Benefits Issues/Considerations Split-off With Cash ##Discovery distributes subsidiary ##Provides tax-free exit for Scott ##Some tax risk/uncertainty (“Spinco”) which holds cash and (not just tax deferral) ##Need to find appropriate business small operating business to Scott ##Allows Discovery to divest to include in Spinco that in redemption of Scott’s stake in unwanted business Discovery wants to divest Discovery ##Avoids ongoing partnership/legal ##If Liberty finances with common ##Cash is funded through relationship between Scott and equity investment, may increase borrowings and/or equity Liberty Media tax risk contributions from Liberty ##Need to involve Newhouse Mixing Bowl Partnership ##Liberty Media, Newhouse and ##Provides tax-deferred divestiture ##Complex structure to execute and Scott form new LLC which is of Discovery by Scott and ongoing complexity taxed as partnership Newhouse ##Tax risk/uncertainty ##One of the other investors (e.g. ##Allows Scott and Newhouse to ##Need to understand tax position Liberty) acquires separate cable finance portion of the acquisition of new cable assets (tax basis, assets with Discovery stake on pre-tax NOLs, etc.) ##Scott and Newhouse contribute basis their Discovery stakes to LLC ##Potential tax-free unwind after 7 ##Liberty Media contributes the new years cable assets that Scott and Newhouse want to acquire ##Economic allocations and governance structured so Scott and Newhouse own and control cable systems and Liberty Media owns and controls Discovery ##Other variations of mixing bowl structure could also be considered Sale For Stock With Hedges ##Scott sells Discovery stake to ##Long-term tax deferral to Scott ##Easier to get tax deferral if Scott Liberty Media for Liberty stock # Extendable collar structure owns Discovery stake in special ##Scott monetizes and hedges could provide 15+ years of purpose subsidiary Liberty stock on long-term and deferral ##Scott must retain some economic tax-deferred basis ##Since taxable sale of 25% stake exposure to Liberty to maintain doesn’t provide basis step-up to tax deferral Liberty, tax-deferred sale is not ##Ongoing cost of hedging inefficient ##Hedge would be relatively large given Liberty’s trading volume
Discovery 79

Discovery Valuation Analysis
Potential Structural Alternatives for Discovery Stake
($ in millions)
Years of Tax Deferral
Illustrative PV of Tax Deferral (10% Discount Rate) Discovery Enterprise Value $13,000 $14,000 $15,000 $16,000 $17,000 1 $ 825 $ 904 $ 983 $ 1,063 $ 1,142 3 682 747 813 878 944 5 563 618 672 726 780 7 466 510 555 600 645 9 385 422 459 496 533 11 318 349 379 410 440 13 263 288 313 339 364 15 217 238 259 280 301
Loan / Value
Incremental Borrowing Capacity Discovery Enterprise Value $13,000 $14,000 $15,000 $16,000 $17,000 5.0% $ 130 $ 142 $ 155 $ 167 $ 179 7.0% 181 199 216 234 251 9.0% 233 256 278 301 323 11.0% 285 313 340 367 395
13.0% 337 369 402 434 467 15.0% 389 426 464 501 538
Other Areas for Consideration:
# Given that Discovery is not publicly tradable, limited borrowing capacity would likely be created in the financing markets
# From a rating agency perspective, a sale/monetization of Discovery may only have a limited impact on Scott’s incremental borrowing capacity, since certain rating agencies have already ascribed a value of approximately $1 billion to Discovery
Note: Analysis assumes $0 tax basis for Scott and 35% tax rate; assumes net debt of $2,588mm (per Discovery management projections provided by Scott management)
Discovery 80